BUSINESS.29027546.1 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. LICENSE, DEVELOPMENT AND SUPPLY AGREEMENT by and between AQUESTIVE THERAPEUTICS, INC. and HAISCO PHARMACEUTICAL GROUP CO, LTD. Dated as of March 3rd, 2022

BUSINESS.29027546.1 LICENSE, DEVELOPMENT AND SUPPLY AGREEMENT This LICENSE, DEVELOPMENT AND SUPPLY AGREEMENT (together with any Schedules hereto, this “Agreement”) is entered into as of March 3rd, 2022 (the “Effective Date”) by and between Aquestive Therapeutics, Inc., a Delaware corporation (“Aquestive”) having its principal place of business at 30 Technology Drive, Warren, New Jersey 07059, Haisco Pharmaceutical Group Co., Ltd. a Chinese limited company listed on the Shenzhen Stock Exchange with listing code 002653 (“Haisco”) having its principal place of business at No. 136 Baili Road CNSTP, Wenjiang District, Chengdu, Sichuan Province 611130. Aquestive and Haisco are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.” RECITALS: A. Aquestive owns patented and trade secret proprietary technology related to film- based drug delivery systems including orally soluble film strips containing active pharmaceutical ingredients. B. Haisco desires to obtain from Aquestive and Aquestive desires to grant to Haisco, an exclusive license to Develop and Commercialize the Product in the Field in the Territory, subject to the terms herein set forth. C. In consideration of the mutual representations, warranties and covenants contained herein, the Parties agree as follows: 1. DEFINITIONS As used herein, the following terms shall have the following meanings: 1.1 “Abandoned Patent” has the meaning set forth in Section 14.2.2. 1.2 “Adverse Event” means any untoward medical occurrence in a patient, clinical investigation subject, or consumer following administration of a medicine, as related to the use of the Product which requires reporting to a Regulatory Authority. 1.3 “Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first Person. As used in this definition of Affiliate, “control” and, with correlative meanings, the terms “controlled by” and “under common control with,” shall mean to possess the power to direct the management or policies of a Person, whether through: (a) direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in such entity; (b) the right to appoint fifty percent (50%) or more of the directors of such entity; or (c) by contract or otherwise. 1.4 “Agreement” has the meaning set forth in the Preamble of this Agreement. 1.5 “API” means the active pharmaceutical ingredient riluzole.

BUSINESS.29027546.1 2 1.6 “Applicable Anti-Bribery and Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended, or any equivalent non- U.S. regulations or standards, in each case, to the extent applicable in the relevant jurisdiction. 1.7 “Applicable Law” means all laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of Regulatory Authorities, applicable to the Development, Commercialization or Supply of the Product, as the case may be, that may be in effect from time to time in the United States or in the Territory, in each case, to the extent applicable in the relevant jurisdiction. 1.8 “Aquestive” has the meaning set forth in the Preamble to this Agreement. 1.9 “Aquestive IP” means any and all Intellectual Property owned or Controlled by Aquestive or its Affiliates as of the Effective Date or during the Term which is useful or necessary to Develop and/or Commercialize the Product in the Field in the Territory, including patents and know-how, related to the formulation and manufacturing of oral film dosage forms for delivery of active ingredients, including the Product, to humans. 1.10 “Aquestive Indemnitees” has the meaning set forth in Section 11.1. 1.11 “Aquestive Housemark” means the name and logo of Aquestive or any of its Affiliates as identified on Schedule 1A.1 attached hereto, as such schedule may be updated from time to time, and made a part hereof. 1.12 “Aquestive New IP” has the meaning set forth in Section 14.1.2. 1.13 “Aquestive Patents” means all patents and patent applications owned or Controlled by Aquestive or its Affiliates as of the Effective Date or during the Term, including any continuations, continuations-in-part, divisions, or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, patents which remain valid subsequent to any post grant proceedings include Inter Parte Reviews (IPRs) and Post Grant Review Trials (PGRs) under the American Invents Act (AIA) or other such challenges which result in the patent being enforceable, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein, which are useful or necessary to Develop and/or Commercialize Product in the Field in the Territory. A list of the Aquestive Patents as of the Effective Date is attached hereto as Schedule 1.13, which may be updated from time to time, and made a part hereof. 1.14 “Bankruptcy Event” means the occurrence of any of the following with respect to a Party: (a) such Party files in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization and such filing is not withdrawn or dismissed within sixty (60) days after the filing thereof; (b) such Party files for an arrangement or for the appointment of a receiver or trustee of such Party or of its assets and such filing is not withdrawn within sixty (60) days after the filing thereof; (c) such Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such

BUSINESS.29027546.1 3 petition is not dismissed within sixty (60) days after the filing thereof; or (d) the dissolution or liquidation of such Party, or such Party shall make an assignment for the benefit of its creditors. 1.15 “Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York, United States or Chengdu, People’s Republic of China are open for business. 1.16 “Calendar Quarter” means the three (3) month period in any given calendar year ending on March 31, June 30, September 30, and December 31. 1.17 “Certificate of Analysis” means the certificate evidencing the analytical tests conducted on a specific lot of a Product reflecting that such Product and any Raw Materials used therein conform to the relevant Specifications and setting forth, inter alia, the items tested and test results, and accompanied by all documentation required by Applicable Law and/or a Regulatory Authority to Commercialize the Product in the Territory. The Certificate of Analysis shall be in a format agreed to in writing by the Parties. 1.18 “Certificate of Compliance” means the certificate evidencing that the Product delivered to Haisco was manufactured in accordance with Applicable Law, and any applicable Regulatory Approvals. The Certificate of Compliance shall be in a format agreed to in writing by the Parties. 1.19 “Chinese Accounting Standards” means the accounting standards that are issued by the Ministry of Finance of People’s Republic of China from time to time. 1.20 “Clinical Supply” has the meaning set forth in Section 5.1. 1.21 “CMC” means chemistry, manufacturing and controls data required by Applicable Law and/or a Regulatory Authority to Develop the Product in the Field in the Territory. 1.22 “CMO” has the meaning set forth in Section 4.1.1. 1.23 “Commercial Invoice” has the meaning set forth in Section 7.4. 1.24 “Commercialization” means any and all activities directed to marketing, promoting, distributing, offering for sale, selling, and importing the Product in the Field in the Territory, including (a) sales force efforts, detailing, advertising, promotional materials, market research, market access (including list price and reimbursement activities), and appropriate medical education and information services, publication, and scientific and medical affairs; (b) order processing, handling of returns and recalls, booking of sales and transporting the Product for commercial sale; (c) registering and maintaining the information of pharmaceutical representatives of the Product with the NMPA and monitoring their academic promotion activities according to Applicable Law; (d) interacting with Regulatory Authorities regarding the foregoing; and (e) seeking and obtaining pricing approvals and reimbursement approvals (as applicable) for the Product. When used as a verb, “Commercialize” means to engage in Commercialization.

BUSINESS.29027546.1 4 1.25 “Commercially Reasonable Efforts” means, with respect to a Party and its obligations under this Agreement with respect to the Product, the level of efforts and resources (measured as of the time that such efforts and resources are required to be used under this Agreement) that are comparable to those used by a similarly situated company in the industry of a similar size and profile as such Party to develop, manufacture or commercialize, as the case may be, a pharmaceutical product owned by such company or to which it has rights which is at a similar stage of research, development or commercialization (as the case may be), and with similar market potential as the Product and at a similar stage in life cycle, taking into account, as applicable: that product’s profile of efficacy and safety; proprietary position, including patent and regulatory exclusivity; regulatory status, including anticipated or approved labeling and anticipated or approved post-approval requirements; present and future market and commercial potential, including the competitiveness of the marketplace; any legal and regulatory issues involved, the profitability of the applicable products and other relevant factors, including technical, legal, scientific, medical, sales performance, and/or marketing factors. 1.26 “Competitive Infringement” has the meaning set forth in Section 14.4.1. 1.27 “Confidential Information” has the meaning set forth in Section 10.1. 1.28 “Confidentiality Agreement” means that certain Confidentiality Agreement between Aquestive and Haisco executed and delivered as of October 29, 2020. 1.29 “Control” or “Controlled” means, with respect to any Intellectual Property, the possession (whether by ownership, license or sublicense, other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) by a Party (or its Affiliate) of the ability to assign or grant to the other Party the licenses, sublicenses or rights to access and use such Intellectual Property as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense, or rights of access or use. 1.30 “CPA Firm” has the meaning set forth in Section 8.10. 1.31 “CRO” has the meaning set forth in Section 2.9. 1.32 “Delivery Failure” has the meaning set forth in Section 7.9. 1.33 “Development” means all development activities conducted in connection with or as a condition of seeking or obtaining and maintaining Regulatory Approval of the Product in the Field in the Territory including, among other things: the conduct of (a) all research, non-clinical, and pre-clinical activities, testing and studies of the Product; drug discovery, toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies, formulation, statistical analysis and report writing; (b) clinical studies (including post-Marketing Authorization human studies) and distribution of the Product for use in clinical studies, if any; (c) preparation, filing and prosecution of any Regulatory Approval or Regulatory Approval Application for the Product; (d) regulatory filing submissions and registration; (e) Raw Material testing; (f) all development activities directed to label expansion (including prescribing information) or obtaining Marketing Authorization of the Product for one or more additional indications following initial Marketing Authorization; (g) all development

BUSINESS.29027546.1 5 activities conducted after receipt of Marketing Authorization of the Product that are required or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Marketing Authorization; (h) any pharmacoeconomic studies required for the Marketing Authorization; (i) any investigator- or institution-sponsored studies required for the Marketing Authorization; (j) pre-approvals, post-approval obligations and reporting relating to the Product in the Field in the Territory; and (j) all regulatory affairs related to any of the foregoing. When used as a verb, “Develop” means to engage in Development. 1.34 “Disclosing Party” has the meaning set forth in Section 10.1. 1.35 “Distributor” has the meaning set forth in Section 2.9. 1.36 “DMF” has the meaning set forth in Section 4.2.1. 1.37 “DMF Holder” has the meaning set forth in Section 4.2.3. 1.38 “Dosage Strength” means the 50mg dosage strength of the Product. 1.39 “Drug Product” means a chemical drug product as defined in Applicable Law for administration to human subjects. 1.40 “Excluded Claim” has the meaning set forth in Section 15.12.8. 1.41 “Effective Date” has the meaning set forth in the Preamble of this Agreement. 1.42 “Events” means the events set forth in Section 8.1. 1.43 “Executive Officer” has the meaning set forth in Section 15.12.2. 1.44 “Field” means administration of the Product for Amyotrophic Lateral Sclerosis. 1.45 “First Commercial Sale” means the first sale of the Product to a Third Party by Haisco or its Affiliates or agents within the Territory after receipt of Regulatory Approval; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or sublicensee (unless the Affiliate or sublicensee is the last entity in the distribution chain of the Product); (b) any use of the Product in clinical trials or other research or Development activities; or (c) the disposal or transfer of the Product for a bona fide charitable purpose, without consideration, including for any compassionate use and/or as “named patient sales”. 1.46 “Force Majeure” has the meaning set forth in Section 15.7. 1.47 “Generic Product” means, with respect to the Product in the Field in the Territory, any Drug Product (other than the Product) that: (a) contains the API as the active pharmaceutical ingredient; and (b) is approved by the NMPA pursuant to an abbreviated application filed with the NMPA pursuant to the Applicable Law of the People’s Republic of China for which the Product is the Reference Listed Drug and which is not held in the name of Aquestive, Haisco or an Affiliate thereof, or sublicensee or subcontractor thereof.

BUSINESS.29027546.1 6 1.48 “Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body). 1.49 “Haisco” has the meaning set forth in the Preamble to this Agreement. 1.50 “Haisco Housemark” means the name and logo of Haisco or any of its Affiliates as identified on Schedule 1A.2 attached hereto, as such schedule may be updated in writing from time to time, and made a part hereof by amendment of such Schedule. 1.51 “Haisco Indemnitees” has the meaning set forth in Section 11.2. 1.52 “Haisco New IP” has the meaning set forth in Section 14.1.2. 1.53 “ICC” has the meaning set forth in Section 15.12.3. 1.54 “ICC Rules” has the meaning set forth in Section 15.12.3. 1.55 “Indemnitee” has the meaning set forth in Section 11.3.1. 1.56 “Indemnitor” has the meaning set forth in Section 11.3.1. 1.57 “Indication” means any indication in the Field. 1.58 “Intellectual Property” means, collectively, all: (a) all patents, patent applications including provisional applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, and reexaminations, patents which remain valid after IPRs and PGRs and any court challenges, and all inventions disclosed therein; (b) copyrightable works, copyrights in works of authorship of any type, including computer software and industrial designs, registrations and applications for registration thereof; (c) trade secrets, know-how, processes, specifications, product designs, descriptions of the manufacturing process and equipment and all other manufacturing information, engineering and other manuals and drawings, standard operating procedures, flow diagrams, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, data, research records, supplier lists and similar data and information, and all rights in any jurisdiction, according to the laws of the jurisdiction, to limit the use or disclosure thereof; (d) including any and all rights to extensions to any of the foregoing; (e) any and all rights of application regarding any of the foregoing; and (f) rights to sue and recover damages or obtain injunctive relief for infringement, or misappropriation thereof. 1.59 “Joint New IP” has the meaning set forth in Section 14.1.3. 1.60 “Joint Patents” has the meaning set forth in Section 14.1.3.

BUSINESS.29027546.1 7 1.61 “Losses” means any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts), together with all documented out- of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations, investigations and injunctions. 1.62 “Marketing Authorization” means authorization from the relevant Regulatory Authorities within Mainland China for approval to market, sell or otherwise Commercialize the Product in the Field in the Territory. 1.63 “Minimum Payment Commitment” has the meaning set forth in Section 8.4. 1.64 “NDA” means the FDA-approved new drug application for the Product trade named EXSERVAN under NDA #212640, including all amendments and supplements thereto and all documentation filed with the FDA in connection therewith. 1.65 “Net Sales” means, for any period of determination, with respect to the Product sold by Haisco (or any Affiliate or sublicensee of Haisco), the aggregate amount invoiced for the sale by Haisco of the Product in the Field in the Territory to unaffiliated Third Parties (unless invoiced to an Affiliate or sublicensee which is the last entity in the distribution chain for the sale of the Product), less amounts for the following deductions: (a) trade, quantity or cash discounts, charge-back payments, allowances or rebates to the extent actually taken and allowed, including promotional or similar discounts or rebates and discounts or rebates to governmental or managed care organizations; (b) bad debts; (c) credits or allowances given or made with respect to the Product by reason of rejection, defects, recalls, returns, rebates, retroactive price reductions; and (d) any tax, tariff, duty or government charge (including any sales, value added, excise or similar tax or relevant surtax or government charge) levied on the sale, importation, exportation, transportation or delivery of the Product and borne by the seller thereof that is not reimbursed by any Third Party. Notwithstanding the foregoing, Net Sales shall not include amounts received or invoiced by Haisco or its Affiliates or sublicensees: (i) for the sale of the Product among Haisco and its Affiliates and sublicensees (unless the Affiliate or sublicensee is the last entity in the distribution chain of the Product); (ii) for academic research, preclinical, clinical, or regulatory purposes (including the use of a Product in Clinical Trials) reasonably necessary to comply with Applicable Law; (iii) in connection with charitable purposes, such as a compassionate use, “named patient” or expanded access program; or (iv) to physicians or hospitals for promotional purposes (including free samples to a level and in an amount which is customary in the industry or which is reasonably proportional to the market for the Product to the extent permissible by Applicable Law).

BUSINESS.29027546.1 8 The amounts of any deductions accrued pursuant to this Section shall be determined from books and records maintained in accordance with the Chinese Accounting Standards and shall only be deducted once and only to the extent not otherwise deducted from the aggregate amount invoiced. If Haisco (or any of its Affiliates or sublicensees) sells the Product to a Third Party who also purchases other products or services from any such entity, and Haisco or its Affiliates or sublicensees bundle or include the Product as part of any multiple product offering or discount or price Product as part of a bundle or multiple Product offering, such discounts (or other price reductions or adjustments) shall be allocated to the Product and other products offered for sale by Haisco or its Affiliates or sublicensees to such customer in direct proportion to the gross sales price of the Product as compared to the gross sales price of the other products in the offering sold to such Third Party purchaser or a similarly situated Third Party purchaser if such products are not sold to the Third Party purchaser on a stand-alone basis (in each case, as such gross sales prices, are determined, or would be determined, as applicable, without such bundling or multiple product offering); provided however, that prior the gross sales price for the Product and the other products in the bundled or multiple product offering and the discount allocation or other price reductions or adjustments shall be disclosed to Aquestive in writing with reasonable supporting documentation. 1.66 “New IP” has the meaning set forth in Section 14.1.2. 1.67 “NMPA” means the Chinese National Medical Products Administration, agencies or departments under its supervision, and any of its successor agencies or departments. 1.68 “Notice to Abandon” has the meaning set forth in Section 14.2.2. 1.69 “Party” or “Parties” has the meaning set forth in the Preamble to this Agreement. 1.70 “Patent Term Extensions” has the meaning set forth in Section 14.3. 1.71 “Permitted Sublicensees” has the meaning set forth in Section 2.9. 1.72 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other legal entity or organization, including a government or political subdivision, department, or agency of a government. 1.73 “Primary Packaging” means the foil pouch that individually wraps and touches each Unit. 1.74 “Primary Packaging Design” means artwork associated with the Primary Packaging for the Product in the Territory. 1.75 “Product” means Aquestive’s Exservan™ (riluzole oral soluble film) product in the Dosage Strength.

BUSINESS.29027546.1 9 1.76 “Product Label” means labels and other written material pertaining to the core label for the Product including, but not limited to, safety information, prescribing information, medication guides, and instructions for use. 1.77 “Product Marks” has the meaning set forth in Section 2.6.3. 1.78 “Product Transfer Price” has the meaning set forth in Section 7.2. 1.79 “Purchase Orders” has the meaning set forth in Section 7.1. 1.80 “Quality Agreement” has the meaning set forth in Section 7.12. 1.81 “Raw Materials” means raw materials, chemicals, work-in-process, and other materials used to Supply Product under this Agreement. 1.82 “Raw Materials Safety Stock” has the meaning set forth in Section 7.8. 1.83 “Recall” has the meaning set forth in Section 13.5.1. 1.84 “Recall Expenses” has the meaning set forth in Section 13.5.1. 1.85 “Recall Objection Notice” has the meaning set forth in Section 13.5.1. 1.86 “Receiving Party” has the meaning set forth in Section 10.1. 1.87 “Registration Batches” has the meaning set forth in Section 5.1. 1.88 “Regulatory Approval” means any approvals (including applications therefore, supplements and amendments thereto and pricing and reimbursement approvals), licenses, registrations, or authorizations of any Regulatory Authority, necessary for the Development, Commercialization, Supply, manufacture, testing, labeling, packaging, or shipping of the Product in the Territory, including the approval for clinical trials and the Marketing Authorization(s) for the Product. 1.89 “Regulatory Approval Application” means any filings submitted to a Regulatory Authority in the Territory, in each case, with all additions, deletion or supplements thereto, for Regulatory Approval of the Product in the Territory. 1.90 “Regulatory Authority” means any national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental authority in the Territory involved in the granting of approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations for the marketing, sale, manufacturing, testing, labeling, storage, handling, packaging, shipping or supply the Product, including the NMPA, and any other body or any health regulatory authority(ies) in the Territory that is equivalent to the United States Food and Drug Administration (and its successor agencies or departments) and holds responsibility for granting Regulatory Approval for the Product, and any successor(s) thereto having substantially the same functions.

BUSINESS.29027546.1 10 1.91 “Regulatory Documentation” means (i) documentation set forth on Schedule 1.91 attached hereto, (ii) documentation and information required by Regulatory Authorities for Development and Commercialization of the Product in the Field in the Territory, and (iii) such other documentation mutually agreed in writing to be required to be provided to Regulatory Authorities for Development and Commercialization of the Product in the Field in the Territory. 1.92 “Rescheduled Delivery Date” has the meaning set forth in Section 7.9. 1.93 “Royalty Period” means each quarterly period during the Term; provided that the first Royalty Period for each Product shall end on December 31 in the year in which the First Commercial Sale of the Product occurs. 1.94 “Royalty Report” has the meaning set forth in Section 8.5. 1.95 “Secondary Packaging” means the packaging that contains the Primary Packaging and which does not come in contact with the single dosage strips of the Product. 1.96 “Specifications” means the written specifications for the Product and Raw Materials mutually agreed upon by the Parties including, without limitation, the shelf life of such Product and Raw Materials for such Product and the specifications as set forth in the applicable Regulatory Approval for the Product. The Specifications, and any modifications or supplements thereto, shall be mutually agreed in writing by the Parties from time to time during the Term, and upon such mutual agreement shall be deemed to be incorporated by reference in this Agreement. 1.97 “Statement of Work” means a written document executed and delivered by the Parties that defines, as applicable, the work activities, requirements, deliverables, timeline, associated pricing and any other terms and conditions to govern given work project to be conducted by a Party under this Agreement. 1.98 “Steering Committee” has the meaning set forth in Section 3.1. 1.99 “Step In Notice” has the meaning set forth in Section 14.2.2. 1.100 “Step In Rights” has the meaning set forth in Section 14.2.2. 1.101 “Supply” means the manufacture, supply, processing, storing, labeling, and packaging (as specified in this Agreement) for sale and delivery of the Product. 1.102 “Term” has the meaning set forth in Section 12.1. 1.103 “Territory” means Mainland China. 1.104 “Third Party” means any Person other than Aquestive and Haisco and their respective Affiliates. 1.105 “Third Party Claim” has the meaning set forth in Section 11.1.

BUSINESS.29027546.1 11 1.106 “Unit” shall mean a single dosage strip of the Product, in an individual foil pouch, for sample or sale. 1.107 “Validation Batches” has the meaning set forth in Section 5.1. 2. RIGHTS AND OBLIGATIONS 2.1 Licenses Granted to Haisco. Subject to the terms and conditions of this Agreement, Aquestive hereby grants to Haisco, and Haisco hereby accepts, an exclusive royalty- bearing license, with the right to grant sublicenses solely in accordance with Section 2.9 below, under and to Aquestive IP within the Territory to Commercialize the Product in the Field, and to perform the Development activities set forth in Section 5.2. 2.2 Covenant of Aquestive. Aquestive hereby covenants and agrees with Haisco that during the Term, other than as expressly provided herein, Aquestive will not grant any license or right with respect to the Aquestive IP to any Affiliate or Third Party to, research, make, have made, Develop or Commercialize the Product in the Field in the Territory. 2.3 Covenant of Haisco. Haisco hereby covenants and agrees that neither Haisco, nor any of its Affiliates shall, directly, or indirectly (whether through an Affiliate, sublicensee, Third Party, or by any transfer or license rights to an Affiliate, sublicensee or Third Party), during the Term, make, use, Develop, import/export, seek Regulatory Approval for, manufacture, distribute, offer to sell, sell, market, promote, detail, or otherwise commercialize any products using non-injection or non-swallowed forms of delivery containing the API in the Field anywhere in the Territory other than pursuant to this Agreement. 2.4 No Implied Licenses; Negative Covenant. Except as set forth in this Agreement, neither Party shall acquire any license or other Intellectual Property interest, by implication or otherwise, under any Intellectual Property Controlled by the other Party or its Affiliates. Neither Party shall, nor shall it permit any of its Affiliates or sublicensees to, practice any Intellectual Property licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement. 2.5 Manufacturing Exclusivity. Aquestive shall have the exclusive right to Supply the Product; provided, however, that, subject to Section 15.4 below, Aquestive may designate such right and obligation to one or more of its Affiliates or to a Third Party selected by Aquestive, in the case as to the designation thereof to a Third Party, upon submission of sufficient information to reasonably demonstrate the adequate financial and operational capacity to manufacture the requirements of Haisco for the Product under this Agreement. Notwithstanding the foregoing, Aquestive will remain responsible for the obligations designated to, and payment to, such Affiliates or such Third Party to the same extent it would if it had done such work itself. 2.6 Trademarks. 2.6.1 Subject to the terms and conditions of this Agreement, Aquestive hereby grants to Haisco, and Haisco accepts, a non-exclusive, non-transferable license, with the right to grant sublicenses solely in accordance with Section 2.9, to use the Aquestive Housemark in the

BUSINESS.29027546.1 12 Territory solely in conjunction with the Product in the Field in the Territory and solely for such uses as are approved in writing by Aquestive, such approval not to be unreasonably withheld, conditioned or delayed. The following shall appear on the labeling and packaging of each Product: “Manufactured by Aquestive Therapeutics, Inc.” 2.6.2 Subject to the terms and conditions of this Agreement, Haisco hereby grants to Aquestive, and Aquestive accepts, a non-exclusive, non-transferable, non-sublicensable license to use the Haisco Housemark in the Territory solely in conjunction with the labeling and specified packaging of Product and solely as such are approved in writing by Haisco, in connection with the Supply of the Product hereunder, such approval not to be unreasonably withheld, conditioned or delayed. 2.6.3 Notwithstanding anything to the contrary, Haisco shall have the right to name and brand the Product in the Field in the Territory using trademarks, logos, and trade names it determines appropriate for such Product in the Territory (the “Product Marks”). Haisco shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory as it determines reasonably necessary. Aquestive shall provide reasonable assistance to Haisco, at Haisco’s sole cost and expense, in connection with registration and maintenance of the Product Marks, including without limitation, providing documents as Haisco may reasonably request. 2.7 Packaging and Labeling. Aquestive shall label and package the Product in accordance with the Primary Packaging Design specifications, Applicable Law, and the approved Regulatory Approval Application for the Product. Haisco shall be responsible, at its cost and expense, for developing and providing Aquestive with a copy of all graphics and artwork to be used with each Product, including the Primary Packaging Design, which shall be delivered to Aquestive as an electronic file in Adobe Illustrator format, and including the cylinder costs used by Aquestive’s vendor to print the graphics. Haisco shall be responsible for any required notifications to the applicable Regulatory Authorities regarding the labeling and packaging configurations for the Product, including any changes in labeling or packaging configurations and shall be responsible for ensuring that labeling, packaging configurations, and the Primary Packaging Design complies with Applicable Law. Haisco shall also be responsible for all secondary labeling and Secondary Packaging and the contents of package inserts or outserts, including ensuring that the foregoing comply with Applicable Law. The packaging for the Product, including the Primary Packaging and Secondary packaging, shall indicate that the Product is manufactured by Aquestive. Any changes to the Product Label shall be subject to Aquestive’s written approval; provided however, that a change concerning quantities within a package made in compliance with Applicable Law shall not be deemed a change to the Product Label and can be made at the sole discretion of Haisco. 2.8 Aquestive Retained Rights. Any rights of Aquestive not expressly granted to Haisco under the provisions of this Agreement shall be retained by Aquestive. In furtherance of the foregoing and not in limitation thereof, Aquestive, except as expressly set forth in Section 2.1 and Section 2.9, shall retain the right: (a) to carry-out its obligations under this Agreement; and (b) to exploit the Aquestive IP for purposes outside of the scope of the licenses granted in Section 2.1 for any and all purposes anywhere in the world, without any duty to account to Haisco or obtain Haisco’s consent for such exploitation.

BUSINESS.29027546.1 13 2.9 Sublicensees and Subcontractors. Haisco may grant sublicenses under this Agreement to one or more sublicensees, and may exercise its rights or perform its Development obligations under this Agreement through one or more subcontractors, provided that: (a) use of a subcontractor and/or grant of a sublicense requires the prior written approval of Aquestive, such approval not to be unreasonably withheld, conditioned or delayed; provided, however, that the prior written consent of Aquestive is hereby waived if and to the extent Haisco, upon written notice to Aquestive: (i) grants to its Affiliate(s) such sublicense or subcontract, or (ii) subcontracts certain activities related to Development of the Product to Third Party contract research organizations (each, a “CRO”) and grants such sublicense to the CRO to the extent necessary or appropriate for them to conduct the subcontracted activities, or (iii) subcontract certain activities related to Commercialization of the Product to Third Party distributors, sub- distributors or sales agents (each, a “Distributor”) and grants such sublicense to the Distributor to the extent necessary or appropriate for them to conduct the subcontracted activities (collectively, the “Permitted Sublicensees”); (b) Haisco will remain responsible for the work allocated to, and payment to, such subcontractor or sublicensee to the same extent it would if it had done such work itself; (c) each subcontractor or sublicensee other than the Permitted Sublicensees performs work on the basis of a written contract which is not inconsistent with Section 9.3.3, Section 9.3.4, Section 9.3.5 and Section 10 below; and (d) each Permitted Sublicensee agrees in writing to assign all Intellectual Property developed in the course of performing any such work in relation to the Product to Haisco (or, in the event such assignment is not feasible, a license to such Intellectual Property with the right to sublicense to Aquestive) on an exclusive, worldwide royalty-free basis. 3. STEERING COMMITTEE 3.1 Steering Committee. No later than one (1) month following the Effective Date, the Parties will establish a committee to provide a forum for communication between the Parties regarding Development, Supply and Commercialization activities under this Agreement (the “Steering Committee”). Each Party shall assign an alliance manager (whom shall serve on the Steering Committee) to oversee the implementation of this Agreement and to organize each Steering Committee meeting and provide updates for the Product to the Steering Committee. The Steering Committee shall meet at least two (2) times per calendar year, on a schedule and at a location to be agreed by the Parties in writing. Notwithstanding the foregoing, the Steering Committee shall be solely advisory and not have any decision-making authority. For the avoidance of doubt, Haisco shall have the sole decision-making authority regarding the Development set forth in Section 5.2 hereof and Commercialization for the Product in the Field in the Territory, except changes to the Product Label as provided in Section 2.7 and Section 5.3.1. 4. TRANSFER OF INFORMATION AND DOCUMENTATION 4.1 Certain Regulatory Documentation. 4.1.1 Promptly following the receipt of the first milestone payment pursuant to Section 8.1 but in no case later than ten (10) Business Days thereafter, Aquestive shall deliver or make available to Haisco, at Aquestive’s sole cost and expense, copies of the Regulatory Documentation in the possession or Control of Aquestive and thereafter promptly but in no case

BUSINESS.29027546.1 14 later than thirty (30) days following the written request of Haisco, all other existing information and data in the possession or Control of Aquestive which are necessary for obtaining or maintaining the Marketing Authorization for the Product in the Field in the Territory that was not filed with the FDA. To the extent any of the Regulatory Documentation is not in Aquestive’s possession or Control, Aquestive shall use Commercially Reasonable Efforts to provide or cause the relevant Third Parties (including contract manufacturers, (“CMOs”), API suppliers or other partners for the Product outside of the Territory) to provide to Haisco, promptly but in no case later than sixty (60) days following the written request of Haisco, the existing documents and information in such Third Parties’ possession or Control. 4.1.2 Aquestive will thereafter: (a) deliver or make available to Haisco copies of any other (including new or updated) Regulatory Documentation in the possession or Control of Aquestive; and (b) use Commercially Reasonable Efforts to cause the relevant Third Parties to deliver or make available to Haisco copies of any other (including new or updated) Regulatory Documentation, in each case to the extent required for the Development and/or Commercialization of the Product in the Field in the Territory. 4.1.3 In addition to the transfer of Regulatory Documentation described above, Aquestive shall use Commercially Reasonable Efforts to assist Haisco in preparing and filing Regulatory Documentation in the Territory at Haisco’s sole cost and expense, including without limitation, in connection with regulatory actions, submissions, queries, actions and communications for the Product in the Field in the Territory. 4.2 DMFs. 4.2.1 Within ninety (90) days after the Effective Date, Aquestive shall provide, or make available to Haisco all Drug Master Files associated with the Product (each, a “DMF”) in the possession or Control of Aquestive that are required to support application for Regulatory Approval for the Product in the Territory, together with a letter of authorization substantially in the form as attached hereto as Schedule 4.2 (each, a “LOA”). 4.2.2 If the DMF for the API is not in Aquestive’s possession or Control, Aquestive shall instruct the Third Party API supplier to provide or make available to Haisco, within ninety (90) days after the Effective Date the DMF for the API and a LOA. 4.2.3 In the event any other DMF that is necessary for the Development activities to be conducted by Haisco or Commercialization of the Product in the Field in the Territory are Controlled by Third Party(ies) (each, a “DMF Holder”), and to the extent any such DMF is required to support application for the Regulatory Approval for the Product in the Territory, Aquestive shall use Commercially Reasonable Efforts to provide or cause all the applicable DMF Holder to provide or make available to Haisco, no later than ninety (90) days after the receipt of a written request from Haisco, complete copies of any and all such DMF and LOA(s), at Aquestive’s (or such DMF Holder’s) sole cost and expense. 4.2.4 Notwithstanding the foregoing, and only to the extent permitted by the Regulatory Authority in the Territory:

BUSINESS.29027546.1 15 4.2.4.1 if any DMF Holder insists on directly filing any required DMF with such Regulatory Authority, it may directly file such DMF with such Regulatory Authority according to related requirements of such Regulatory Authority and obtain registration number(s) for such DMFs to support Regulatory Approval of the Product in the Territory, at Aquestive’s (or such DMF Holder’s) sole cost and expense, provided that (i) Aquestive shall notify Haisco, within twenty (20) days after the receipt of such request from Haisco or such Regulatory Authority, such DMF Holder’s election to make direct filing; (ii) Aquestive shall request any such DMF Holder to make such submission and obtain, no later than ninety (90) days after the notice to Haisco in accordance with clause (i) in this Section 4.2.4.1, registration number(s) for such DMF, so as to support filing for Regulatory Approval of the Product in the Territory; and (iii) provide a LOA to Haisco (as applicable); and 4.2.4.2 if any DMF Holder is unable or unwilling to provide, make available, or file, as applicable, a DMF necessary to support the Regulatory Approval of the Product in the Territory, it may: (a) provide or make available to Haisco; or (b) directly file required documentation to such Regulatory Authority according to related requirements of such Regulatory Authority to support Regulatory Approval of the Product in the Territory at Aquestive’s (or such DMF Holder’s) sole cost and expense (if a direct submission to the Regulatory Authority), provided that Aquestive shall request any such DMF Holder to provide, make available, or make such submission and obtain associated registration number(s), as applicable, in each case no later than ninety (90) days after the receipt of a written request from Haisco or such Regulatory Authority, so as to support filing for Regulatory Approval for the Product in the Territory, and provide a LOA to Haisco (as applicable). 4.2.5 If a Regulatory Authority in the Territory requires, in connection with Haisco’s Regulatory Approval Application in the Territory (including without limitation, clinical trial application and new drug application in the Territory), additional information and/or documents in connection with DMFs beyond that have already been provided under Sections 4.2.1 through 4.2.4, upon reasonable request by Haisco, Aquestive shall, and shall use Commercially Reasonable Efforts to cause the relevant Third Party API supplier and DMF Holders to, within the time specified by the applicable Regulatory Authority, submit directly to the applicable Regulatory Authority (to the extent permitted by the Regulatory Authority) or provide Haisco with, the information and documents in support of Development activities required by such Regulatory Authority. 4.2.6 In the event that any DMF Holder is unable to provide to Haisco or file with the Regulatory Authority any required DMF or equivalent documentation and/or information within the timeframe provided in this Section 4.2, Aquestive shall engage a new supplier that can fulfill such requirements; Haisco will reimburse the costs and expenses of Aquestive (to the extent reasonable and documented) incurred in engaging such new supplier to fulfill the requirements provided in this Section 4.2. 4.2.7 Notwithstanding anything set forth in this Agreement to the contrary, if, despite a Party’s written request therefor, the applicable Third Party supplier is unable to provide, make available, or file, as applicable a DMF or other documentation necessary to support the Regulatory Approval of the Product in the Territory within the applicable time periods set forth in this Section 4.2, Haisco shall permit a reasonable extension of time (but shall

BUSINESS.29027546.1 16 not be obligated to permit more than one extension for a period of no more than fifteen (15) days) to permit such Third Party supplier to comply with such request, provided that Haisco receives reasonable assurances that such Third Party has made and will continue to make good faith efforts to meet such request. 5. DEVELOPMENT; MAINTENANCE OF REGULATORY APPROVALS 5.1 Development Responsibilities of Aquestive. Aquestive shall, to the extent necessary to support the Development activities to be conducted by Haisco: (a) provide or use Commercially Reasonable Efforts to cause the relevant Third Parties to provide Haisco with such regulatory materials and other regulatory data and information related to the Product in English as set forth in Section 4; and (b) conduct additional activities including CMC and other pre- clinical or non-clinical activities in accordance with Section 5.2.2 at Haisco’s sole cost and expense, in each case of (a) and (b) above, to the extent required by NMPA in connection with the Regulatory Approval or Marketing Authorization for the Product in the Field in the Territory. Aquestive shall Supply Haisco (i) such quantities of the Product required for the clinical studies (“Clinical Supply”), (ii) three (3) batches of Product for registration purposes (“Registration Batches”), and (iii) to the extent required, three (3) batches of Product for validation purposes (“Validation Batches”), in each case, necessary for Development to the extent included in a Statement of Work. The Clinical Supply and Registration Batches shall be supplied as follows: (i) up to [***] Units of the Product at [***] and (ii) quantities of Product in excess of [***] Units at [***]. The Validation Batches shall be supplied at [***]. Notwithstanding the foregoing, if Aquestive must manufacture an entire batch to fulfill Supply obligations for clinical studies, Aquestive and Haisco shall mutually agree in writing upon the price for the Product, which in no case shall exceed the per Unit price set forth in the preceding sentence. Aquestive shall provide Clinical Supply with blank packaging. Haisco shall be solely responsible for the labeling of the Product for use in such clinical studies. 5.2 Development Responsibilities of Haisco. Subject to the general oversight of the Steering Committee, Haisco shall have sole responsibility for and have sole right to carry out, the performance of, and unless otherwise expressly set forth in this Agreement, the sole cost of, the Development activities described below: 5.2.1 Clinical Studies. Haisco shall be solely responsible for, and have sole right to perform, the Development required to obtain the Regulatory Approvals and any post- approval maintenance of Regulatory Approvals for the Product in the Field in the Territory including, without limitation, any Phase IV commitments, periodic safety reviews, annual reports, regulatory submissions, and the development and implementation of a pharmacovigilance program. Haisco shall provide Aquestive data and documents relating to such Product Development and post-approval maintenance of the Regulatory Approvals requested by Aquestive, to the extent in Haisco’s possession or Control. Haisco shall have no right to develop the Product formulation itself. In the event that Regulatory Authorities require any modification to the Product formulation, Aquestive shall, at Haisco’s sole cost and expense, assess the feasibility of such modifications to the Product formulation and if feasible, engage in development of the Product formulation and shall deliver the necessary information and documents to Haisco in accordance with the requirements of the Regulatory Authorities.

BUSINESS.29027546.1 17 5.2.2 Regulatory Activities. The Marketing Authorization Holder for the Product in the Territory shall initially be Aquestive and will, if and to the extent legally permissible, be transferred and continue to be held in Haisco’s name. Haisco shall be responsible for preparing and filing all regulatory applications and documents in the Territory. Haisco shall be solely responsible for the conduct of, have sole right to conduct, and shall use Commercially Reasonable Efforts to, in consultation with Aquestive, conduct: all Development activities in connection with or as a condition of seeking or obtaining and maintaining Regulatory Approval of the Product in the Territory, including without limitation, preparing and filing all regulatory applications and documents in the Territory, the meetings with Regulatory Authorities in the Territory, the submission and maintenance of each Regulatory Approval Application and preparation and submission of any supplements thereto, conducting periodic safety reviews, all submissions to the Regulatory Authorities in the Territory, any post-marketing obligations required by the Regulatory Authorities, and the development and implementation of a pharmacovigilance program specific to the Product in the Field in the Territory in compliance with all Applicable Law. Haisco shall be responsible and pay for one hundred percent (100%) of the costs and expenses incurred in connection therewith unless otherwise specifically provided for in this Agreement, and shall reimburse Aquestive as applicable for any costs incurred by Aquestive therewith, including but not limited to regulatory related fees, annual product fees, and establishment fees. Haisco shall designate a regulatory liaison to report to the Steering Committee on the status of regulatory activities, including material communications with all Regulatory Authorities in the Territory, on an as-needed basis as determined by the Steering Committee. At no cost to Aquestive, Haisco shall provide Aquestive with a copy of its annual report in English for safety and Adverse Events filed with the applicable Regulatory Authority, on an annual basis; provided that: (i) Aquestive and Haisco shall have entered into a pharmacovigilance agreement in form and substance mutually agreed to in writing by Aquestive and Haisco; and (ii) Aquestive shall provide Haisco with a copy of equivalent reports for safety and Adverse Events filed with the applicable Regulatory Authority outside the Territory in English, on an annual basis. Haisco shall file each Regulatory Approval Application based on the clinical studies required by the applicable Regulatory Authority in accordance with Applicable Law. Haisco shall provide the Steering Committee with reasonable advance notice of Haisco’s intent to file any Regulatory Approvals for the Product. At Haisco’s written request, or if a Regulatory Authority in the Territory requires in writing, in connection with the Regulatory Approval or Regulatory Approval Application for the Product in the Territory additional pre- clinical, non-clinical, clinical, and CMC Data beyond the data transferred by Aquestive pursuant to Section 4, Aquestive shall undertake defined regulatory activities within the timeframe specified by the applicable Regulatory Authority or as otherwise agreed by the Parties in writing, including without limitation, conducting additional CMC studies if required by the Regulatory Authority, meetings with Regulatory Authorities and the preparation and submission of each Regulatory Approval Application for the Product in the Territory; provided, that: (a) Aquestive will provide Haisco with reasonable cost estimates and the parties mutually agree in writing to execute a Statement of Work for these activities prior to the commencement of such work; and (b) subject to the foregoing, Haisco will pay Aquestive for the conduct of such activities in accordance with the applicable Statement of Work.

BUSINESS.29027546.1 18 5.3 Changes. 5.3.1 Haisco shall have the right, upon prior written notice to Aquestive, to change the labeling or packaging for the Product; provided that changes to the Product Label shall be subject to Aquestive’s written consent. For the avoidance of doubt, however, a change concerning quantities within a package made in compliance with Applicable Law shall not be deemed a change to the Product Label and can be made at the sole discretion of Haisco. Upon delivery of such written notice, the Parties will mutually agree in good faith upon a written Statement of Work that shall include a reasonable timeframe for implementation of such changes, including without limitation, giving effect to the use of the remaining work-in-process and any Raw Materials and packaging materials in-process or held in inventory by Aquestive prior to effecting such change and a reasonable estimate of the additional costs and expenses to be reimbursed as a result of the implementation of such changes. Subject to the foregoing, such changes shall be at Haisco’s sole cost and expense (including the cost of any inventory, work-in- process, Raw Materials, documentation updates and packaging materials of Aquestive which become obsolete or unusable as a result of such request to the extent detailed in the applicable Statement of Work, in each case, to the extent reasonable or as otherwise agreed to in writing by Aquestive and Haisco). Aquestive shall not be required to make any such change if: (a) it requires any material capital investment by Aquestive; or (b) it results in any cost increases (including manpower allocations or resources) to Aquestive that is not reimbursed by Haisco. Notwithstanding the foregoing, cost and expenses incurred in connection with change(s) to cure a non-conformity of the label and package of the Product with the Primary Packaging Design specifications shall be borne by Aquestive. 5.3.2 Either Party shall have the right to request that a change be made to the Specifications for the Product upon prior written notice to, and subject to the approval of, the other Party and, if approved, the Parties shall agree in writing on a reasonable timeframe for implementation of such changes. If either Party proposes making any material changes in the Specifications for the Product, such Party shall give the other Party at least sixty (60) days prior written notice of the proposed change unless such change is required because of regulatory requirements or product performance concerns, or the availability or quality of the Product components, in which case such notice shall be provided as soon as reasonably possible. The other Party shall promptly, but no later than within thirty (30) days after receiving such written notice, inform the notifying Party in writing of any objections to the proposed change, including any changed validation requirements necessary to accept such proposed change. In no event may any change in the Specifications of the Product be implemented except in compliance with Applicable Law. Neither Haisco nor Aquestive shall refuse without good and reasonable cause implementation of a proposed change in the Specifications that is or would be otherwise allowed by Regulatory Authorities and that does not affect the Product Transfer Price or the performance of the Product and Aquestive shall not refuse the implementation of a proposed change requested by Haisco if Haisco agrees in a prior written consent to pay the increase in the Product Transfer Price attributable to such change. 6. COMMERCIALIZATION 6.1 Haisco Responsibility and Control. Except as otherwise expressly set forth herein, subject to the general oversight of the Steering Committee, Haisco shall have sole

BUSINESS.29027546.1 19 responsibility for and the sole right to perform all Commercialization activities for the Product in the Territory, including developing strategies and tactics related to the advertising, promotion, pricing, marketing, and selling the Product. Haisco shall comply and shall use Commercially Reasonable Efforts to require all of its Third Party sublicensees, agents and contractors, if any, to comply, with all Applicable Law in Commercializing the Product in accordance with this Agreement. 6.2 Specific Commercialization Rights and Obligations of Haisco. Subject to any conditions or limitations set forth herein, it shall be Haisco’s sole right and responsibility to perform the Commercialization activities for the Product in the Field in the Territory, which may include without limitation, the activities set forth on Schedule 6.2. For the avoidance of doubt, subject to the general oversight of the Steering Committee, Haisco shall have the sole decision- making authority regarding the activities to be performed for the Commercialization of the Product in the Field in the Territory. 6.3 Product Launch and Market Coverage. Haisco will use its best efforts to launch the Product within the Territory within ninety (90) days of receipt of the Marketing Authorization 6.4 Commercialization and Marketing Expenses. Haisco shall be responsible for and pay one hundred percent (100%) of all costs and expenses incurred in connection with the Commercialization of the Product in the Territory, including, without limitation: (a) marketing, advertising, sampling, and promotional activities; (b) marketing studies; (c) primary and secondary market research; (d) promotional materials; and (e) samples. 6.5 Annual Stability Testing. If any annual stability testing on Product is required by any Regulatory Authority in the Territory where the Product is or has been commercially sold, Haisco shall be responsible for all costs associated with the maintenance of annual stability. Aquestive shall use Commercially Reasonable Efforts to cooperate with Haisco, at the sole cost and expense of Haisco, to provide such documentation, methodologies and other information reasonably necessary to conduct any stability testing performed by Haisco. In the event that Haisco wishes to retain Aquestive to provide any such stability testing, the Parties will negotiate a separate written Statement of Work setting forth any services to be provided and associated fees in connection therewith. 7. MANUFACTURING 7.1 Commercial Supply Obligations. Subject to the terms and conditions of this Agreement, during the Term, Aquestive shall exclusively Supply Haisco and Haisco’s Affiliates and sublicensees with, and Haisco shall exclusively purchase from Aquestive, all of Haisco’s and its Affiliates’ and sublicensees’ requirements of the Product for commercial sale in the Territory during the Term, pursuant to binding purchase orders delivered by Haisco or its Affiliate to Aquestive in accordance with Section 7.3 (“Purchase Orders”). Aquestive shall Supply Product to Haisco in Units (single dosage strips packaged according to Product and/or sample Specifications and bulk packed for shipment) in accordance with the terms and conditions of this Agreement, Applicable Law, and the Specifications.

BUSINESS.29027546.1 20 7.2 Product Transfer Price. Aquestive shall Supply quantities of each Unit of the Product to Haisco at an initial transfer price of [***] per Unit (as same may be adjusted under this Agreement, the “Product Transfer Price”); provided, however, that (i) for orders placed subsequent to an event where a Generic Product is launched in the Field in the Territory by a Third Party, or (ii) orders placed subsequent to an event where the Product is listed in the National Reimbursement List with a price cut required, the Transfer Price shall be reduced by [***] per dose. Aquestive may, after notification to Haisco and good faith discussions with Haisco, increase the Product Transfer Price providing Haisco not less than sixty (60) days written notice of any such proposed increase no more than once annually: (a) by the rate of price increase (if any) indicated by the Producer Price Index applicable to pharmaceutical preparations published by the U.S. Bureau of Labor Statistics, Department of Labor (or any applicable successor index to be agreed to by the Parties in good faith in the event of the discontinuation of same) over the prior twelve (12) month period; and (b) to the extent necessary to cover actual increases in the event that the Unit cost of goods of the Product (determined based on the market price of Aquestive’s Raw Materials) increases by a percentage greater than the change in the Producer Price Index referenced in clause (a) hereof, as evidenced by relevant supporting documents provided, however, any such price increase shall apply prospectively only and shall not apply to Product subject to binding Purchase Orders. Notwithstanding the foregoing, in the event that there will not be reasonable margin for Haisco due to the increase of Product Transfer Price, at the request of Haisco, the Parties shall discuss in good faith adjustment of Product Transfer Price and actions to be taken to control the cost of goods of the Product. Aquestive shall decrease the Product Transfer Price by the rate of price decrease (if any) indicated by the Producer Price Index applicable to pharmaceutical preparations published by the U.S. Bureau of Labor Statistics, Department of Labor (or any applicable successor index to be agreed to by the Parties in writing in good faith in the event of the discontinuation of same) over the prior twelve (12) month period within sixty (60) days after the date that Haisco is eligible for such price decrease; provided, however, any such price decrease shall occur no more than once annually, shall apply prospectively only and shall not apply to Product subject to binding Purchase Orders. Haisco will issue purchase orders in whole batch increments or as otherwise agreed to by the Parties. In the event that the Product is listed in the National Reimbursement List with a price cut of more than [***] of the then current price, the Parties will discuss in good faith adjustment of the Product Transfer Price. 7.3 Forecasts, Order and Delivery of Product. 7.3.1 In order to assist Aquestive in planning production, Haisco shall deliver to Aquestive in advance of each Calendar Quarter a supply forecast that includes the quantities of each Product and Primary Packaging Design (including samples) required by Haisco, its Affiliates and/or sublicensees by month for the next twelve (12) months. The first such forecast for the Product shall be delivered within a mutually agreed timeframe in writing in advance of the commercial launch of the Product in the Territory, and thereafter on the first Business Day of each February, May, August, and November of each calendar year during the Term for the immediately succeeding Calendar Quarter. Aquestive shall, no later than five (5) Business Days after receipt of each such forecast, notify Haisco in writing of any objections or prospective problems in meeting Haisco’s forecasted requirements; provided however, that such objections or prospective problems can be raised only if and to the extent the forecasted requirements with

BUSINESS.29027546.1 21 regard to the applicable month exceeds [***] of forecasted requirements with regard to the same month set forth in the immediately preceding supply forecast. 7.3.2 Haisco shall furnish to Aquestive binding Purchase Orders on a monthly basis corresponding to the first three (3) months of the most recent supply forecast. Each such Purchase Order shall designate the Unit quantity of the Product ordered and the requested date of delivery of the Product to Haisco. Haisco shall furnish Purchase Orders by the fifth (5th) Business Day of each month and a minimum of sixty (60) days prior to the requested delivery date. Each Purchase Order shall be in whole batch increments of Units and Primary Packaging Design based on batch sizes and minimum orders as mutually agreed in writing by the Parties. The Parties agree that no provision of any Purchase Order, invoice or of any confirmation or acknowledgement or any other documentation or forms submitted by either Party to the other Party shall be controlling to the extent it sets forth any terms or conditions that are additional to, or in conflict or inconsistent with, the terms or conditions of this Agreement, unless otherwise agreed by the Parties in writing. Aquestive shall accept each Purchase Order from Haisco so long as such Purchase Order is furnished in accordance with this Section 7.3.2 and makes reference that such Purchase Order is being furnished pursuant and subject to this Agreement. 7.3.3 An individual Purchase Order shall be deemed fulfilled with respect to the quantity requirements as long as no less than [***] and no more than [***] of the quantities are delivered against the individual Purchase Order. For any delivery that delivers less than [***] of the quantities set forth in the applicable Purchase order, Aquestive shall deliver such quantity of conforming Product that is equal to the difference between the number of Units delivered and the number of Units ordered in the applicable Purchase Order in accordance with Section 7.8. Haisco agrees to accept delivery of up to [***] of the requested Purchase Order. For any delivery that delivers more than one [***] of the quantities set forth in the applicable Purchase Order, Haisco will retain such quantity of Product that is equal to the difference between the number of Units delivered and the number of Units ordered in the applicable Purchase Order at Haisco’s sole cost and adjust the prospective supply forecast accordingly, provided that Aquestive shall be responsible for any material, documented, incremental, out-of-pocket storage costs incurred by Haisco as a result of delivery of Product in excess of [***] of any Purchase Order. In the event that any Purchase Order is more than [***] of the amounts set forth in the most recent supply forecast, Aquestive shall use Commercially Reasonable Efforts to Supply such excess amounts but shall not be liable for its inability to do so. 7.3.4 Aquestive shall deliver Product set forth in each Purchase Order Ex Works (Incoterms 2020 edition, published by the International Chamber of Commerce and any successor thereto) at the applicable manufacturing facility to Haisco’s designated carrier as specified by Haisco in the applicable Purchase Order or otherwise notified in writing to Aquestive by Haisco. 7.4 Invoice. Aquestive shall invoice Haisco at the Product Transfer Price for all quantities of Product delivered in accordance herewith. Each invoice shall be substantially in the form attached hereto as Schedule 7.4 (a “Commercial Invoice”) and shall be delivered at least three (3) days prior to each shipment of Product, and shall be accompanied by a Certificate of Analysis, Certificate of Compliance, certificate of origin and any other documentation required by the applicable Regulatory Authorities or by Applicable Law to Commercialize or import the

BUSINESS.29027546.1 22 Product in the Territory. Payments shall be made in accordance with Section 8.5, and shall be due within forty-five (45) days after the date of a Commercial Invoice with respect to Product delivered, subject to the procedure for rejected shipments set forth in Section 7.5. In the event that any Commercial Invoice is disputed by a Party, the Parties shall meet to discuss and submit any relevant document necessary for clarifications. 7.5 Product Not in Compliance. Within forty-five (45) days after delivery of the Product at the applicable manufacturing facility to Haisco’s designated carrier, Haisco or its agent shall perform a reasonable physical examination of the Product, the Certificates of Analysis, the Certificate of Compliance, and other documentation, if any, provided with each shipment of Product, and shall determine whether such Product meets the Specifications and the applicable Purchase Order. If Haisco does not submit written notice that the Product does not meet the Specifications and Purchase Order, including the reasons therefore, within forty-five (45) days after delivery of the Product at the applicable manufacturing facility to Haisco’s designated carrier, such Product shall be deemed accepted by Haisco; provided, however, that such acceptance or deemed acceptance shall not adversely affect any claim: (i) in respect of a latent defect (whether prior to or after acceptance of the Product) discovered within two (2) years of delivery at the applicable manufacturing facility to Haisco’s designated carrier; (ii) for indemnification provided in Section 11; or (iii) in respect of a defect determined by the customs authorities in the Territory or the NMPA attributable to Aquestive and not Haisco or its subcontractors, sublicensees or agents. If Haisco and Aquestive do not agree on the rejection of Product, then either Party may refer the matter for final analysis to an independent Third Party laboratory of international reputation pursuant to Section 7.6 for the purpose of determining the results. 7.6 Independent Testing. If Aquestive disagrees with Haisco’s rejection of any shipment of the Product, then the Product shall be submitted to an independent Third Party laboratory of international reputation, mutually and reasonably acceptable to both Parties in writing, for analytical testing to determine the extent of the Product’s compliance or non- compliance with the Specifications. Any determination by such Third Party laboratory will be final and binding upon the Parties. The fees and expenses of such laboratory testing and all other related expenditure incurred as a result of the dispute shall be borne entirely by the Party against whom such laboratory’s findings are made. 7.7 Return or Destruction of Non-Conforming Product. Notwithstanding any other provisions of this Agreement, Haisco agrees to return to Aquestive, or at Aquestive’s direction, dispose of such Product (including Products with any latent defects and/or defects determined by the customs authorities in the Territory or the NMPA) as Haisco and Aquestive may agree, any Product, in any such case at Aquestive’s sole cost, that: (a) does not conform with the Specifications at the time of the Product at the applicable manufacturing facility to Haisco’s designated carrier; (b) is not in compliance with the Purchase Order (except as to quantity) as set forth in Section 7.5; or (c) if Haisco and Aquestive otherwise mutually agree in writing. Aquestive shall be responsible for the costs associated with the return and/or proper disposal of all such Product not in conformance with the Specifications at the time of shipment and shall, at the option of Haisco, promptly replace (at Aquestive’s sole cost) such shipment of Product to conform to the applicable Specifications and Purchase Order but in no event later than

BUSINESS.29027546.1 23 thirty (30) days after (a) notified of such non-conformity or non-compliance, or (b) the date that Haisco and Aquestive otherwise agree in writing. 7.8 Raw Material and Safety Stock. Within sixty (60) days after the First Commercial Sale, Aquestive will establish and at all times during the term of this Agreement maintain a safety stock of Raw Materials in quantities sufficient to satisfy Haisco’s requirements for Products for the succeeding ninety (90) days based on Haisco’s most recent quarterly forecast delivered pursuant to Section 7.3.1 (“Raw Materials Safety Stock”). Deliveries by Aquestive to Haisco of Product may use the Raw Materials Safety Stock. Aquestive shall keep Haisco reasonably informed of the level of Raw Materials safety stock. If the Raw Materials Safety Stock drops below a ninety (90) day supply, Aquestive shall replenish the Raw Materials Safety Stock as quickly as practicable. 7.9 Delivery Failure. 7.9.1 Where the quantity of conforming Product delivered is less than [***] of the amount required by the relevant binding Purchase Order, the Parties shall enter into good faith discussions regarding the cure of such delivery shortfall, and, unless otherwise agreed in writing by Haisco, in the event of any such Product shortfall resulting in delivery of less than [***] of the amount of Product required by a binding Purchase Order or the Product is not delivered on the delivery date set forth in such binding Purchase Order (“Delivery Failure”), Aquestive shall cure such Product shortfall as soon as reasonably practicable after the original delivery date in accordance with such delivery schedule as may be mutually agreed between the Parties and in any event no later than with the next delivery of Product as set forth in the relevant binding Purchase Order (each, a “Rescheduled Delivery Date”). 7.9.2 In the event a Delivery Failure continues after a Rescheduled Delivery Date, provided that the reason for the Delivery Failure is not due in whole or in part to any delay, fault or failure attributable to Haisco or a dispute covered by Section 7.5, by written notice to Aquestive Haisco shall be entitled to (i) require Aquestive to prioritize its manufacturing capacity (if the Delivery Failure is a result of a deficiency in Aquestive’s manufacturing capacity) to ensure the Delivery Failure is cured no later than sixty (60) days after receipt of such written notice by Aquestive; (ii) cancel such binding Purchase Order (or the relevant portions thereof) without penalty to Haisco; and (iii) recover any expedited shipping fees actually incurred by Haisco as a direct result of such Delivery Failure, in each only if such Delivery Failure results in Haisco can establish that it will have insufficient inventory of Product to satisfy forecasted customer orders for the succeeding sixty (60) days. 7.9.3 Notwithstanding anything in this Section 7.9 or elsewhere in this Agreement to the contrary, any delay in delivery to the extent due to Force Majeure, Haisco’s requested change of a binding Purchase Order, or any gross negligence on the part of Haisco shall not be regarded as Delivery Failure.

BUSINESS.29027546.1 24 7.10 Inspections. Aquestive shall, and shall cause its Affiliates and the Third Party API supplier(s) that are involved in the Supply for use in the Territory to, cooperate and allow representatives of any Regulatory Authority to inspect the relevant parts of the facility where the manufacture of the API or Product is carried out as required by Applicable Law and shall promptly notify Haisco of the scheduling of any such inspection relating to Supply, in each case, at Aquestive’s sole cost and expense. Upon reasonable advance written notice during the Term, Aquestive shall, and shall use Commercially Reasonable Efforts to cause other Third Parties that are involved in the Supply for use in the Territory to, permit any Regulatory Authority to inspect the relevant parts of the facility where the manufacture and Supply of any API or Product is carried out in order to assess quality issues with any Product and Aquestive’s and such Third Parties’ compliance with Applicable Law, in each case, at Aquestive’s sole cost and expense. 7.11 Samples. If Haisco desires to obtain Product to be used as samples to be distributed to prescribers for the benefit of patients in the Territory, Haisco shall order such Product samples under Purchase Orders separate from the Product for sale, as otherwise approved by the Steering Committee. Haisco agrees that it shall use and distribute Product samples in compliance with all Applicable Law, and Aquestive shall be entitled to, at Aquestive’s sole cost and expense, conduct an inspection and audit of the Product sample distribution practices by Haisco in the Territory. 7.12 Quality Agreement. In connection with the manufacturing activities of the Product under this Agreement, Haisco and Aquestive will enter into one or more agreements that detail the quality assurance obligations of each Party with respect to the manufacture and supply of the Product by Aquestive which agreements shall be drafted in English (the “Quality Agreement”). Notwithstanding the foregoing, neither the Quality Agreement, nor the absence of a Quality Agreement, shall affect the rights and obligations of the Parties under this Agreement or limit Aquestive’s ability to release batches of Product conforming to the Specifications. The Parties shall amend the Quality Agreement from time to time, as the Parties deem necessary. The Quality Agreement, as may be amended from time to time, is hereby incorporated by reference into and made part of this Agreement. In the event of conflict between terms of a Quality Agreement and the terms of this Agreement, the terms of this Agreement will govern with respect to all matters. 7.13 Adverse Event and Safety Reporting. Prior to the First Commercial Sale, the Parties will enter into a written Safety Data Exchange Agreement with respect to the Product which is hereby incorporated by reference into and made part of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Haisco shall be responsible for making all reports of Adverse Events to the applicable Regulatory Authority. 8. PAYMENTS AND REPORTS 8.1 Milestone Payments. A one-time non-refundable payment will be due from Haisco to Aquestive in consideration of the first achievement of the following events (the “Events”):

BUSINESS.29027546.1 25 Event Milestone Payment (U.S. Dollars) Date Payment Due 1. Execution of this Agreement $7,000,000 The earlier to occur of : (i) sixty (60) days after the Effective Date; and (ii) five (5) Business Days following the date on which tax filings with the applicable governmental authorities to release the payment has been completed 2. Receipt of the Marketing Authorization for the Product in the Territory. [***] Within forty-five (45) days after the later of: (i) the achievement of the milestone; and (ii) the date on which Haisco has received the Commercial Invoice with respect thereto 8.2 Notice; Payment. Haisco shall deliver written notice to Aquestive of the achievement of the Event 2 set forth in Section 8.1 within Haisco’s responsibility within three (3) Business Days after the achievement of Event 2 by Haisco or its Affiliates. 8.3 Royalties. During the Term, and in addition to any payments set forth in Sections 7.2 and 8.1, Haisco shall pay to Aquestive a royalty payment of Net Sales of each Product in a given Royalty Period in the Territory as set forth below: Amount of Net Sales during a Calendar Year Royalty Rate* as Percentage of Net Sales 1. Less than and including [***] [***] 2. Above US $20,000,000 up to and including [***] [***] 3. Greater than [***] [***] For the avoidance of doubt, if the amount of Net Sales in the Territory in a given calendar year equals [***], the royalty payment owed by Haisco to Aquestive pursuant to this Section 8.3 for such calendar year would be [***], which is calculated as follows: [***]. *Once a Generic Product is for sale in the Territory (to the extent such Generic Product entry has resulted in a reduction in the commercial price of the Product in the Territory), the royalty rate in this Section 8.3 with respect to Net Sales for the Product will be adjusted to [***] of the then current royalty rate. 8.4 Minimum Payment Commitment. In the event, in any full calendar year, Haisco’s annual composite payments to Aquestive (including Product Transfer Price and royalties) under this Agreement in such calendar year for the Product is less than the minimum amount set forth for such calendar year below (the “Minimum Payment Commitment”), then

BUSINESS.29027546.1 26 unless such failure is attributable to the failure of Aquestive to supply conforming Product to Haisco under this Agreement (which amount shall be subtracted from the amount that Haisco shall pay pursuant to this Section 8.4), Haisco shall pay the differential (between actual amounts paid or payable to Aquestive in such calendar year and the Minimum Payment Commitment) within forty-five (45) days after the later of: (i) the date of the applicable Royalty Report, or (ii) the date on which Haisco has received the Commercial Invoice with respect thereto: Event Minimum Payment Commitment (U.S. Dollars) 1. First Year After Marketing Authorization is Granted [***] 2. Second Year After Marketing Authorization is Granted [***] 3. Third Year After Marketing Authorization is Granted [***] 4. Fourth Year After Marketing Authorization is Granted [***] 5. Fifth Year After Marketing Authorization is Granted and Beyond [***] Haisco’s obligation to pay the Minimum Payment Commitment shall commence from and after the date Haisco receives the Marketing Authorization. 8.5 Haisco Royalty Reports and Payments. During the Term after the commercial launch of the Product in the Field in the Territory, Haisco shall submit royalty reports (each, a “Royalty Report”) to Aquestive within twenty (20) days following the end of each Royalty Period. Each Royalty Report shall cover the most recently completed Royalty Period and shall show: (a) the aggregate gross and Net Sales of the Product during the most recently completed Royalty Period, including reasonable detail with respect to the calculation of Net Sales, units sold, discounts, credits and other components in the calculation of Net Sales; (b) the royalties, in Chinese Yuan, payable with respect to such Net Sales, provided however, that with respect to the fourth Royalty Report, such royalties payable shall be adjusted based on the royalty rate applicable to the amount of Net Sales during such calendar year, and the amount of royalties paid following the issuance of the second Royalty Report. Within forty five (45) days after the later of: (i) the date upon which the second Royalty Report and the fourth Royalty Report, respectively, in a given semi-annual period in a calendar year during the Term are furnished; provided however, that with respect to the amount of payment following the second Royalty Report, (x) if the aggregate Net Sales falls within Tier 1, the aggregate amount payable shall not exceed [***] ; (y) if the aggregate Net Sales falls within Tier 2, the aggregate amount payable shall not exceed [***] ; and (ii) the date on which Haisco has received the electronic Commercial Invoice issued to Haisco with respect to the applicable amounts, Haisco shall pay to Aquestive a sum equal to the payment shown as due on such Royalty Reports calculated in accordance with this Agreement. 8.6 Manner of Payment. All sums due under this Agreement shall be payable in U.S. dollars by bank wire in immediately available funds to such bank account(s) as Aquestive shall designate in writing. All amounts due to Aquestive hereunder not paid within thirty (30)

BUSINESS.29027546.1 27 days of the date due shall bear interest at the rate equal to [***] per annum or at the highest rate permitted by Applicable Law, whichever is less. 8.7 Bartering Prohibited. Haisco and its Affiliates and sublicensees shall not solicit or accept any bartered goods or services in exchange for the sale or transfer of the Product. 8.8 Taxes and Withholding. 8.8.1 Each Party shall be responsible for its own tax liabilities arising under this Agreement and Aquestive shall be liable for all of its income taxes (including interest) imposed upon any payments made by Haisco to Aquestive under this Agreement. 8.8.2 If Haisco is required by Applicable Law to withhold taxes, Haisco will: (a) increase the amount so that the amount actually paid to Aquestive (after withholding of such taxes) equals the amount initially payable to Aquestive under this Agreement; (b) pay to the relevant authorities the full amount otherwise required to be deducted or withheld promptly upon determining that such deduction or withholding is required; and (c) forward to Aquestive an official receipt (or certified copy) or other documentation reasonably acceptable to Aquestive evidencing such payment to such authorities. 8.8.3 The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Haisco to Aquestive under this Agreement. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. 8.9 Accounting. All financial terms and standards defined or used in this Agreement for sales or activities occurring in the Territory shall be governed by and determined in accordance with the Chinese Accounting Standards, including the calculation of Net Sales and royalties due Aquestive hereunder; provided that when the actual results become known in accordance with the Chinese Accounting Standards relative to any accrued amount, any difference between the actual results and the accrual is reported and accounted for in the next payment due hereunder (subject to customary processing periods). To the extent that the difference between such accruals and the actual results has led to an underpayment, Haisco shall pay Aquestive the amount of such underpayment on the next date payment is due to Aquestive hereunder. To the extent that the difference between such accruals and the actual results has led to an overpayment, Aquestive shall deduct such amount from the next payment due to Aquestive under this Agreement, provided that if there are no future payments due to Aquestive under the Agreement, Aquestive shall refund such amount to Haisco within forty-five (45) days after the determination that an overpayment has been made. 8.10 Record Keeping; Audits. Haisco and its Affiliates shall keep books and accounts of record in connection with Net Sales of the Product in sufficient detail to permit accurate determination of all figures necessary for verification of royalties to be paid hereunder. Haisco and its Affiliates shall retain such records for a period of at least seven (7) years after the

BUSINESS.29027546.1 28 end of the Calendar Quarter in which they were generated; provided, however, that if any records are in dispute and Haisco has received written notice from Aquestive of the records which are in dispute, then Haisco and its Affiliates shall keep such records until such dispute is resolved. No more than once in the first calendar year after the commercial launch of the Product in the Field in the Territory and no more than once per calendar year thereafter, upon reasonable advance written notice to Haisco, Aquestive will have the right to engage an internationally recognized public accounting firm chosen by Aquestive and reasonably acceptable to Haisco (which accounting firm will not be the external auditor of Aquestive, will not have been hired or paid on a contingency basis and will have experience auditing pharmaceutical companies) (a “CPA Firm”) to conduct an audit of such books and records of Haisco to determine the correctness of the amount of royalties paid to Aquestive under the terms of this Agreement. The CPA Firm will be given access to and will be permitted to examine such books and records of Haisco only to the extent necessary for verification of royalties to be paid hereunder, upon thirty (30) days’ prior written notice having been given by Aquestive, during regular business hours, for the sole purpose of determining compliance with the Net Sales royalty provisions of this Agreement. Prior to any such examination taking place, the CPA Firm will enter into a confidentiality agreement reasonably acceptable to Haisco and Aquestive with respect to the Confidential Information to which they are given access and will not contain in its report or otherwise disclose to Aquestive or any Third Party any information labeled by Haisco as being confidential customer information regarding pricing or other competitively sensitive proprietary information. Aquestive and Haisco will be entitled to receive a full written report of the CPA Firm with respect to its findings to the extent relevant to verification of royalties to be paid hereunder and Aquestive will provide, without condition or qualification, Haisco with a copy of the report, or other summary of findings, prepared by such CPA Firm promptly following Aquestive’s receipt of same. In the event of any dispute between Aquestive and Haisco regarding the findings of any such inspection or audit, the Parties will initially attempt in good faith to resolve the dispute amicably between themselves, and if the Parties are unable to resolve such dispute within thirty (30) days after delivery to both Parties of the CPA firm’s report, each Party will select an internationally recognized independent certified public accounting firm (other than the CPA Firm), and the two firms chosen by the Parties will choose a third internationally recognized independent certified public accounting firm which will resolve the dispute, and such accounting firm’s determination will be binding on both Parties absent manifest error by such accounting firm. All costs and expenses of such auditor incurred in connection with performing any such audit shall be paid by Aquestive unless such audit discloses an underpayment of at least ten percent (10%), in which case Haisco shall bear such costs and expenses. 8.11 Underpayments and Overpayments. If an audit conducted pursuant to Section 8.10 reveals that additional royalties were due to Aquestive under this Agreement, then Haisco shall pay to Aquestive the additional royalties within forty-five (45) days of the date Haisco receives the Commercial Invoice with respect to such underpayment. If an audit conducted pursuant to Section 8.10 reveals that Aquestive was paid royalties in excess of those royalties due to Aquestive under this Agreement, then Haisco shall be entitled to deduct such amount from the next royalty payment due Aquestive under this Agreement, provided that if there are no future royalty payments due to Aquestive under this Agreement, Aquestive shall refund such amount to Haisco within forty-five (45) days of the date Aquestive receives written notice of such overpayment.

BUSINESS.29027546.1 29 8.12 Currency Conversion. Net Sales numbers will be converted from Chinese Yuan to US Dollars applying a weighted average exchange rate based on monthly Net Sales. This calculation shall be based on (i) the three-month period associated with the applicable Royalty Period and (ii) the published average exchange rate by the Board of Governors of the Federal Reserve System (“Exchange Rate”) for the month in which such sales were made. For the avoidance of doubt, the Net Sales numbers in US Dollars in a Royalty Period shall be calculated as follows: Month 1 Net Sales in Chinese Yuan / Month 1 Exchange Rate + Month 2 Net Sales in Chinese Yuan / Month 2 Exchange Rate + Month 3 Net Sales in Chinese Yuan / Month 3 Exchange Rate. 9. REPRESENTATIONS, WARRANTIES AND COVENANTS 9.1 Representations, Warranties and Covenants of Each Party. Each Party hereby represents and warrants as of the Effective Date to the other Party as follows: 9.1.1 Corporate Existence, Power, and Authority. Such Party: (a) is duly formed and in good standing under the laws of the jurisdiction of its formation; (b) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; and (c) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. 9.1.2 Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity. 9.1.3 Compliance with Applicable Law. All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations as of the Effective Date hereunder have been obtained. 9.1.4 No Conflict with Applicable Law. The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder, and any actions or omissions of such Party related to the activities contemplated hereunder and the circumstances surrounding this Agreement: (a) do not and will not conflict with or violate any Applicable Law or any provision of the articles of incorporation, bylaws or other governing charter documents of such Party; and (b) do not and will not conflict with, violate, or breach, or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound. 9.1.5 No Conflict with Agreement. Each Party agrees not to engage in any action that is in violation or inconsistent with the terms and conditions of this Agreement or that interferes with the consummation of the transactions contemplated under this Agreement. 9.1.6 Bankruptcy; Insolvency. Neither Party is aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of such Party or its Affiliates or subsidiaries

BUSINESS.29027546.1 30 in any state, country, or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business. 9.2 Additional Aquestive Representations, Warranties and Covenants. Aquestive represents, warrants, and covenants to Haisco as follows: 9.2.1 Right to Grant Licenses. Aquestive and its Affiliates owns or is the exclusive licensee of the rights, title, and interest in and to the Aquestive Patents and have the right to grant the licenses granted to Haisco herein. 9.2.2 Aquestive Patents and Aquestive IP. The Aquestive Patents represent all patents within Aquestive’s and its Affiliates’ Control relating to the Product, or the Development, Supply or Commercialization thereof, as of the Effective Date. The Aquestive IP is sufficient to enable Haisco in all material aspects to Develop in accordance with Section 5.1 and Commercialize the Product in the Field in the Territory. 9.2.3 Third Party Agreements. Except in connection with commercial lending arrangements, neither Aquestive nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that conflicts with, or limits the scope of, any of the rights or licenses granted to Haisco hereunder or that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Haisco’s rights under this Agreement. 9.2.4 Compliance with Applicable Law. During the Term, Aquestive and each manufacturing facility in which the Product is manufactured, shall comply with, and maintain in force all licenses, consents, permits and authorizations necessary to perform its obligations under this Agreement. 9.2.5 No Debarment. None of Aquestive or its Affiliates have employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including Section 21 U.S.C. 335a, or any foreign equivalent thereof. 9.3 Additional Haisco Representations, Warranties and Covenants. Haisco further represents, warrants, and covenants to Aquestive that: 9.3.1 Right to Grant Licenses. Haisco and its Affiliates have the right to grant the licenses granted to Aquestive herein. 9.3.2 Third Party Agreements. As of the Effective Date, neither Haisco nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Aquestive’s rights under this Agreement. 9.3.3 Compliance with Applicable Law. Haisco shall comply with and maintain in force all licenses, consents, permits and authorizations necessary to perform its obligations

BUSINESS.29027546.1 31 under this Agreement and shall perform its obligations under this Agreement in compliance with Applicable Law. 9.3.4 Compliance with Anti-Bribery, Anti-Corruption, and Ethics Policies. Haisco and its Affiliates shall comply with, and shall use Commercially Reasonable Efforts to ensure that its sublicensees, subcontractors and agents comply with Applicable Anti Bribery and Anti-Corruption Laws. Haisco shall have and maintain in place through the Term its own policies and procedures to the extent required by and in accordance with the Applicable Law. Haisco will promptly report to Aquestive any request or demand for any undue or suspicious financial or other advantage of any kind received by Haisco in connection with the performance of this Agreement. 9.3.5 No Debarment. None of Haisco or its Affiliates have employed or otherwise used in any capacity, and will not employ or otherwise use in any capacity, the services of any Person debarred under United States law, including Section 21 U.S.C. 335a, or any foreign equivalent thereof. 9.4 Disclaimer. EACH PARTY HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN NOT EXPRESSLY MADE IN THIS AGREEMENT TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, INCLUDING WITH RESPECT TO THE PRODUCTS OR ANY TECHNOLOGY OR OTHER INTELLECTUAL PROPERTY LICENSED OR GRANTED UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS SECTION 9.4 SHALL OPERATE TO LIMIT OR INVALIDATE ANY EXPRESS WARRANTY CONTAINED HEREIN OR ANY IMPLIED WARRANTY OF GOOD FAITH AND/OR FAIR DEALING. 10. CONFIDENTIAL INFORMATION 10.1 General. Pursuant to the terms of this Agreement, each of Aquestive and Haisco (in such capacity, the “Disclosing Party”) has disclosed and will be disclosing to the other Party, and to the Affiliates, officers, directors, employees, agents and/or representatives of each (in such capacity, the “Receiving Party”) certain secret, confidential or proprietary data, Intellectual Property and related information, including, without limitation, technical, scientific, business and other information, data, materials and the like relating to drug applications, patent applications, products, processes, formulations, manufacturing technology, samples, operating methods and procedures, marketing, manufacturing, distribution and sales methods and systems, sales figures, pricing policies and price lists and other business information (“Confidential Information”). The terms and conditions of this Agreement shall be considered Confidential Information. Without limiting the foregoing, it is acknowledged that the Aquestive IP shall constitute the Confidential Information of Aquestive (subject to Section 10.3) for purposes of this Agreement. The Receiving Party shall make no use of any Confidential Information of the Disclosing Party except in the exercise of its rights and the performance of its obligations set forth in this

BUSINESS.29027546.1 32 Agreement. The Receiving Party: (a) shall keep and hold as confidential, and shall cause its officers, directors, employees, agents, and representatives to keep and hold as confidential, all Confidential Information of the Disclosing Party; and (b) shall not disclose, and shall cause its Affiliates, officers, directors, employees, agents, and representatives not to disclose, any Confidential Information of the Disclosing Party. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement or Applicable Law. 10.2 Prior Confidentiality Agreement. As of the Effective Date, the terms of this Section 10 shall supersede any prior non-disclosure, secrecy, or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement, which is hereby terminated. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement. 10.3 Exceptions. The above restrictions set forth in Section 10.1 on the use and disclosure of Confidential Information shall not apply to any information which: (a) is already known to the Receiving Party at the time of disclosure by the Disclosing Party, as demonstrated by competent proof (other than as a result of prior disclosure under any agreement between the Parties with respect to confidentiality); (b) is or becomes generally known or available to the public other than through any act or omission of the Receiving Party in breach of this Agreement (or any other agreement between the Parties with respect to confidentiality); (c) is acquired by the Receiving Party from a Third Party who is not directly or indirectly under an obligation of confidentiality to the Disclosing Party with respect to same, or (d) is developed independently by the Receiving Party without the use, direct or indirect, of the Disclosing Party’s Confidential Information. In addition, nothing in this Section 10 shall be interpreted to limit the ability of either Party to disclose its own Confidential Information to any other Person on such terms and subject to such conditions as it deems advisable or appropriate. 10.4 Permitted Disclosures. It shall not be a breach of Section 10.1 if a Receiving Party discloses Confidential Information of a Disclosing Party: (a) pursuant to Applicable Law, including securities laws applicable to a public company, to any Regulatory Authority or the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or other Governmental Authority; (b) in order to comply with its obligations under the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market; or (c) in a judicial, administrative or arbitration proceeding to enforce such Party’s rights under this Agreement; provided, however, that the Receiving Party: (i) provides the Disclosing Party with as much advance written notice as possible of the required disclosure; (ii) reasonably cooperates with the Disclosing Party in any attempt to prevent, limit or seek confidential treatment for the disclosure; and (iii) discloses only the minimum amount of Confidential Information necessary for compliance. The Parties may also disclose the existence of this Agreement and terms thereof to their directors, investors, officers, employees, attorneys, accountants and other advisers on a need to know basis and may, upon obtaining a written confidentiality agreement, further disclose the existence and terms of this Agreement to third Parties to whom it may be relevant in connection with financings, acquisitions, licenses and similar transactions to the extent such Third Parties are under confidentiality obligations at least as restrictive as those set forth herein.

BUSINESS.29027546.1 33 10.5 Equitable Remedies. Each Party specifically recognizes that any breach by it of this Section 10 may cause irreparable injury to the other Party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, the other Party shall be entitled to seek injunctive relief and such other legal and equitable remedies as may be available. 11. INDEMNIFICATION; LIMITATION OF LIABILITY 11.1 Indemnification by Haisco. Haisco shall defend, indemnify and hold harmless Aquestive and its Affiliates and each of their respective officers, directors, shareholders, employees, successors and assigns (“Aquestive Indemnitees”) from and against all claims, allegations, suits, actions or proceedings asserted against any Aquestive Indemnitee by any Third Parties, whether governmental or private (“Third Party Claims”), and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Haisco (or any of its Affiliates, sublicensees, subcontractors or agents) any of its obligations under this Agreement; (b) a material breach by Haisco or any of its Affiliates, sublicensees, subcontractors or agents of any of Haisco’s representations, warranties, covenants or agreements under this Agreement; (c) the conduct of clinical studies or other Development activities related to the Product in the Field in the Territory by or on behalf of Haisco; (d) the Commercialization by or on behalf of Haisco of the Product in the Field in the Territory; or (e) violation of Applicable Law by any Haisco Indemnitee. Notwithstanding the foregoing, in all cases referred to in the preceding sentence, Haisco shall not be liable to indemnify any Aquestive Indemnitee for any Losses of such Aquestive Indemnitee to the extent that such Losses were caused by: (i) the gross negligence or willful misconduct or intentional wrongdoing of Aquestive or any of its Affiliates, subcontractors or agents; (ii) any breach by Aquestive or any of its Affiliates, subcontractors or agents of Aquestive’s representations, warranties, covenants or agreements under this Agreement; or (iii) matters for which Aquestive has an obligation to indemnify any Haisco Indemnitee pursuant to Section 11.2. For the avoidance of doubt, Aquestive shall be entitled to rely on Haisco’s sole judgment in fulfilling its obligations under Section 5.2 and Section 6.2 and such reliance shall in no way limit Aquestive’s rights or Haisco’s obligations under this Section 11.1. 11.2 Indemnification by Aquestive. Aquestive shall defend, indemnify and hold harmless Haisco and its Affiliates and each of their respective officers, directors, shareholders, employees, successors and assigns (“Haisco Indemnitees”) from and against all Third Party Claims, and all associated Losses, to the extent arising out of or resulting from: (a) the performance or failure to perform by Aquestive (or any its Affiliates, subcontractors or agents) any of its obligations under this Agreement; (b) a material breach by Aquestive or any of its Affiliates, subcontractors or agents of any of its representations, warranties, covenants or agreements under this Agreement; (c) the conduct of development activities related to the Product outside the Field or outside the Territory by or on behalf of Aquestive; (d) the manufacture or Supply of API or Product by or on behalf of Aquestive; (e) the Commercialization of the Product outside the Field or outside the Territory by or on behalf of Aquestive; or (f) violation of Applicable Law by any Aquestive Indemnitee; provided, that, in all cases referred to in this Section 11.2, Aquestive shall not be liable to indemnify any Haisco Indemnitee for any Losses of such Haisco Indemnitee to the extent that such Losses were caused

BUSINESS.29027546.1 34 by: (i) the gross negligence or willful misconduct or intentional wrongdoing of Haisco or any of its Affiliates, subcontractors or agents; (ii) any breach by Haisco or any of its Affiliates, subcontractors or agents of Haisco’s representations, warranties, covenants or agreements under this Agreement; or (iii) matters for which Haisco has an obligation to indemnify any Aquestive Indemnitee pursuant to Section 11.1. 11.3 Procedure for Indemnification. 11.3.1 Notice. In the case of a Third Party Claim or demand other than patent claims (which are subject to the procedures set forth in Section 14.4 or Section 14.5) made by any Person who is not a Party of this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (“Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually materially prejudiced as a result of such failure. 11.3.2 Defense of Claim. If a Third Party Claim is made against an Indemnitee, then except as set forth in Section 14.4 or Section 14.5, the Indemnitor will be entitled, within thirty (30) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof by providing written notice to Indemnitee of its intention to assume the defense of such Third Party Claims within such thirty (30) day period (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of such Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee reasonably informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control by written acknowledgement

BUSINESS.29027546.1 35 of the defense of any Third Party Claim within the thirty (30) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, after five (5) Business Days’ written notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment. 11.3.3 Settlement of Claims. In no event may the Indemnitor compromise or settle any Third Party Claim in a manner which admits fault or negligence on the part of the Indemnitee without the prior written consent of the Indemnitee. Without limiting the foregoing, if the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all Losses in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including, without limitation, the consent to entry of any judgment), that provides for injunctive or other nonmonetary relief affecting the Indemnitee. 11.3.4 Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnitee shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnitee upon written notice to the Indemnitor pursuant to this Section 11.3.4, in which case, the Indemnitor shall be relieved of liability under Section 11.1 or 11.2, as applicable, solely for such Third Party Claim and related Losses. 11.4 Insurance. During the Term and for a period of five (5) years after the termination or expiration of this Agreement, each Party will maintain, at its cost, a program of insurance or self-insurance against liability and other risks associated with its activities and obligations under this Agreement, in such amounts, subject to such deductibles and on such terms as are reasonable and customary for the activities to be conducted by it under this Agreement, in accordance with the Applicable Law. Each Party acknowledges and agrees that its liabilities under this Agreement will not be limited by the amount of such Party’s insurance. Each Party shall provide notice to the other Party at least thirty (30) days prior to the cancellation of any such insurance policy or any substantial modification of the terms of such coverage under any such insurance policy. Each Party shall provide written proof of the existence of such insurance to the other Party upon written request. 11.5 Limitation of Liability. 11.5.1 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR A BREACH OR ALLEGED BREACH

BUSINESS.29027546.1 36 OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT (A) APPLY IN CASES OF A PARTY’S FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR INTENTIONAL MISCONDUCT, (B) NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER SECTIONS 11.1 OR 11.2, OR (C) LIMIT THE DAMAGES AVAILABLE TO A PARTY FOR A BREACH UNDER SECTION 2.2, SECTION 2.3, SECTION 2.5, OR SECTION 10. 11.5.2 FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS AGREEMENT SHALL LIMIT ANY REMEDY EITHER PARTY MAY HAVE AGAINST THE OTHER PARTY FOR CLAIMS BASED ON FRAUD, WILLFUL MISCONDUCT OR INTENTIONAL MISCONDUCT, AND NOTHING HEREIN SHALL LIMIT THE LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR FRAUD, WILLFUL MISCONDUCT OR INTENTIONAL MISCONDUCT IN THE EVENT SUCH PARTY IS FINALLY DETERMINED BY AN ARBITRATOR OR COURT OF COMPETENT JURISDICTION TO HAVE COMMITTED FRAUD, WILLFUL MISCONDUCT OR INTENTIONAL MISCONDUCT AGAINST THE OTHER PARTY. 12. TERM AND TERMINATION 12.1 Term. The initial term shall commence as of the Effective Date and shall and run until the [***] of the First Commercial Sale (together with any renewal term, the “Term”). Haisco shall have the option to renew this Agreement upon written notice delivered to Aquestive no later than one hundred eighty (180) days prior to the expiration of the then current term. 12.2 Termination. In addition to any other provision of this Agreement expressly providing for termination of this Agreement: 12.2.1 This Agreement may be terminated by either Party: immediately upon written notice: (a) upon the occurrence of a Bankruptcy Event with respect to the other Party; or (b) in addition to the termination rights set forth below in this Section 12.2, if the other Party commits any material misrepresentation or breach of any of its covenants, obligations, representations or warranties under this Agreement and, in the case of a breach which is capable of remedy, such Party fails to remedy the same within ninety (90) days after receipt of a written notice describing the breach and requiring it to be so remedied. 12.2.2 This Agreement may be terminated (i) by Aquestive upon thirty (30) days’ prior written notice if Haisco has violated Section 2.3 or the first sentence of Section7.1; or (ii) by Haisco upon thirty (30) days’ prior written notice if Aquestive has violated Section 2.2 or the first sentence of Section 7.1. 12.2.3 This Agreement may be terminated upon thirty (30) days’ prior written notice by Aquestive if in or after [***] after Marketing Authorization is granted, Haisco is permitted to make a Minimum Payment Commitment in [***]. 12.2.4 This Agreement may be terminated by Aquestive upon written notice if Haisco does not use Commercially Reasonable Efforts to execute its Development or

BUSINESS.29027546.1 37 Commercialization responsibilities for the Product and fails to remedy such deficiency within sixty (60) days after receipt of a written notice from Aquestive describing the deficiency. 12.2.5 This Agreement may be terminated by Aquestive upon written notice, in the event: (a) Haisco and/or any of its activities are completely nationalized, expropriated, or taken over by a Governmental Authority; or (b) any Governmental Authority requires the Supply of the Product be conducted in the Territory. 12.2.6 This Agreement may be terminated by Haisco upon written notice if Aquestive does not use Commercially Reasonable Efforts to execute its Development or Supply responsibilities for the Product and Aquestive fails to remedy the same within sixty (60) days after receipt of a written notice from Haisco describing failure and requiring it to be so remedied. 12.2.7 This Agreement may be terminated by Haisco immediately upon written notice to Aquestive if, regardless whether Commercially Reasonable Efforts are used and regardless whether Aquestive has issued instruction(s) or request(s) to the relevant Third Parties, within the time period specified in Section 4 (subject to Section 4.2.4 and Section 4.2.5, inclusive), Aquestive fails to transfer or cause the Third Parties to (x) transfer to Haisco the Regulatory Documentation, or (y) transfer to Haisco (or in the alternative, directly filed with the Regulatory Authorities) the DMFs or equivalent documentation required by the Regulatory Authority to support the application for Regulatory Approval for the Product in the Territory, subject to the extension of time to comply with such requests for documentation under Section 4.2.7, and such failure has not been cured within forty-five (45) days following receipt of written notice from Haisco requesting cure of the failure. 12.2.8 In the event that (i) Marketing Authorization for the Product is withdrawn in any country or region due to safety reasons, or (ii) the Product is recalled in any country or region due to safety reasons and such recall has materially and adversely affected the reputation of such Product, the Parties shall immediately initiate a good faith discussion with respect to terminating this Agreement by mutual consent. If the Parties fail to reach a mutual agreement within sixty (60) days following the withdrawal or recall, this Agreement may be terminated by Haisco immediately upon delivery of written notice to Aquestive. 12.2.9 This Agreement may be terminated by Haisco immediately upon delivery of written notice to Aquestive in the event that [***] Generic Products are simultaneously sold in the Territory. 12.2.10 This Agreement may be terminated by Aquestive upon written notice to Haisco in the event that Haisco fails to pay any milestone payment as and when due pursuant to Section 8.1, or any royalty or Minimum Payment Commitment and fails to remedy same within sixty (60) days of receipt of a written notice describing the failure and requiring it to be so remedied. 12.2.11 This Agreement may be terminated by either Party upon ninety (90) days written notice to the other Party if Marketing Authorization in the Field in the Territory has not been granted on the date that is [***] after the Effective Date.

BUSINESS.29027546.1 38 12.2.12 This Agreement may be terminated by Haisco for any reason or no reason giving six (6) months advance written notice to Aquestive. Haisco’s right to terminate the Agreement under this Section 12.2.12 shall be subject to Haisco’s payment of the Event 1 milestone payment set forth in Section 8.1, to the extent not already paid to Aquestive. 12.2.13 This Agreement may be terminated by Aquestive upon written notice to Haisco if Haisco, any Affiliate or Third Party acting on its behalf, challenges the validity of any licensed Aquestive IP or Joint New IP. 12.3 Effects of Termination. 12.3.1 Effect of Termination Generally. On the expiration or earlier termination of this Agreement for any reason, except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease. 12.3.2 Disposition and Transfer of Inventory upon Termination; Royalties Due Thereon Not Affected By Termination. On the expiration or earlier termination of this Agreement: (a) all unpaid royalties for Product sold as of the effective date of termination shall remain due and payable as scheduled; (b) at Aquestive’s option (or at Haisco’s option terminated pursuant to Section 12.2.1(b), or Sections 12.2.6 through 12.2.9, inclusive), Aquestive shall complete all work-in-process and Haisco shall purchase at the Product Transfer Price under this Agreement, all remaining inventory of the Product and, at cost, all Raw Materials relating thereto in Aquestive’s possession or control (but not to exceed a supply of Product corresponding to the first three (3) months of the most recent supply forecast delivered by Haisco in accordance with Section 7.3) and Aquestive shall use all Commercially Reasonable Efforts to mitigate the cost thereof to Haisco and to consult with Haisco in connection with such attempts to mitigate; (c) Haisco shall have the right to sell out such remaining inventory of Product for a period of up to six (6) months; and (d) Haisco shall pay to Aquestive a royalty, and subject to all of the provisions of Section 8.3, Section 8.5 through Section 8.9, and Section 8.12, on each sale of remaining inventory of Product by Haisco and/or its Affiliates when and as such Product is sold. 12.3.3 Upon the expiration or earlier termination of this Agreement for any reason other than other than for a termination by Haisco pursuant to Section 12.2.1(b), or Sections 12.2.6 through 12.2.9, inclusive, Aquestive shall have the right, to be exercised at Aquestive’s sole option, to receive an assignment in whole or in part, directly or to a designated sublicensee, and without cost, of all of Haisco’s right, title and interest, if any, at the time of expiration or termination, in and to: (a) each Regulatory Approval; and (b) all data generated in support of such Regulatory Approvals, including, without limitation, from all associated clinical studies. In the event of a termination by Haisco pursuant to Section 12.2.1(b), or Sections 12.2.6 through 12.2.9, inclusive, such assignment shall be made for consideration equaling Haisco’s out-of-pocket costs incurred (excluding payments made by Haisco to Aquestive in respect of same under this Agreement). In connection with any assignment contemplated by this Section 12.3.3, Haisco shall cooperate with Aquestive and execute and deliver to Aquestive any and all documents reasonably necessary to perfect its or Aquestive’s designee’s rights to the foregoing and, to the extent applicable, Haisco shall ensure that all such Regulatory Approvals to be assigned remain in good standing until such assignment to Haisco is complete.

BUSINESS.29027546.1 39 12.3.4 Accrued Rights. Termination, relinquishment, or expiration of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration including damages arising from any breach under this Agreement. Termination, relinquishment, or expiration of this Agreement shall not relieve either Party from any obligation which is expressly or by implication intended to survive such termination, relinquishment or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination, relinquishment, or expiration. Remedies for breaches under this Agreement shall also survive any termination, relinquishment, or expiration of this Agreement. 12.3.5 Survival. The following Sections of this Agreement, as well as any other provisions in this Agreement which specifically state they will survive termination or expiration of this Agreement, shall survive expiration or termination of this Agreement for any reason: Section 1, Section 2.1 (provided that the license granted in Section 2.1 shall be non-exclusive and all such sections shall survive for the sole purpose of selling out remaining inventory of Product as set forth in Section 12.3.2(c)), Sections 7.4 (survive for the sole purpose of Product ordered by Haisco prior to the termination of this Agreement), 7.5, 7.6 and 7.7, Sections 7.9, Section 8.1 (solely with respect to unpaid milestone payments which have accrued as of such termination), Section 8.3 (solely with respect to unpaid royalties which have accrued as of such termination or otherwise as set forth in Section 12.3.2(c)), Section 8.5 through Section 8.9 (solely with respect to unpaid royalties which have accrued as of such termination or otherwise as set forth in Section 12.3.2(c)), Section 8.12 (solely with respect to royalty payments due after such termination or expiration for sales prior to such termination or expiration), Sections 9.4, 10, 11, 12.3, 13.5, 14.1.1 through 14.1.5, 14.7, 14.8, and 15. 12.3.6 Return of Confidential Information. Within thirty (30) days of any expiration or termination of this Agreement: (a) Haisco shall cease to use and shall deliver to Aquestive, upon written request, all Confidential Information of Aquestive, except for any documents or records that Haisco is required to retain by Applicable Law or that are reasonable necessary for Haisco to exercise its rights under Section 12.3.2; and (b) Aquestive shall cease to use and shall deliver to Haisco, upon written request, all Confidential Information of Haisco except for any documents or records that Aquestive is required to retain by Applicable Law or that are reasonable necessary for Aquestive to exercise its rights under Section 12.3.2. 12.3.7 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Aquestive or Haisco are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s

BUSINESS.29027546.1 40 possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. 13. REGULATORY MATTERS 13.1 Regulatory Approvals in the Territory. Haisco shall use Commercially Reasonable Efforts, in good faith, at Haisco’s sole cost and expense, to conduct such research and Development activities, including clinical trials and dossier gap assessments, necessary or desirable to obtain, as promptly as reasonably Regulatory Approval for the Product in the Territory and shall take all such reasonable actions as shall be necessary or appropriate to prepare and file all documentation with the applicable Regulatory Authorities and to furnish such information to the Regulatory Authorities in connection therewith. 13.2 Regulatory Strategies in the Territory. Subject to the provisions of this Section 13, Haisco shall have sole control, and have authority and responsibility for, the regulatory strategies relating to the Product in the Territory prior to approval, including, without limitation: (a) the preparation of all documents filed with Regulatory Authorities and the filing of all submissions relating to Regulatory Approval for the Product; (b) all regulatory actions, communications and meetings with any Regulatory Authority with respect to the Product; and (c) applying for and obtaining Regulatory Approvals for the Product in the Territory. Haisco shall be responsible for all costs associated with filings with Regulatory Authorities and additional Development work necessary for Regulatory Approvals in the Territory. Haisco shall provide to Aquestive in a timely fashion drafts and final copies of material filings, documents, or correspondence (as the scope of which shall be agreed by the Parties in writing) to be filed with any Regulatory Authority in the Territory that pertains to the Product in Chinese with a summary in English. At Aquestive’s written request and at the sole cost and expense of Aquestive, Haisco will provide Aquestive with a copy of English translation of such drafts and final copies described in this Section 13.2. Haisco shall consider in good faith the comments of Aquestive with respect to any such material filings, documents, or correspondence. 13.3 Communications and Meetings with Governmental Authorities. 13.3.1 Communications with Regulatory Authorities. Subject to the provisions of this Section 13, Haisco shall be solely responsible for interfacing, corresponding, and meeting with all Regulatory Authorities for Regulatory Approvals in the Territory. At all times during the Term, Haisco shall be responsible, at its expense, for reporting any and all Adverse Events to the applicable Regulatory Authorities. Immediately upon receipt of any contact with or communication from any Regulatory Authority relating to the Product or becoming aware of any Adverse Event in the Territory, each Party shall forward a copy or description of the same to the other Party and shall use Commercially Reasonable Efforts to respond to all reasonable inquiries from the other Party relating thereto. 13.3.2 Notification by Haisco of any Regulatory Actions. Each Party shall as soon as reasonably possible after receipt of any inspections, proposed regulatory actions,

BUSINESS.29027546.1 41 investigations, or requests by any Regulatory Authority with respect to the Supply of Product in the Territory, as well as any corrective or other actions with Regulatory Authorities initiated by a Party with respect thereto, notify the other Party in reasonable detail with respect thereto and will provide the other Party with copies of all related documentation. 13.3.3 Approval of Labeling and Promotional Materials. Subject to the provisions of this Agreement, Haisco shall timely file with the applicable Regulatory Authorities and obtain any necessary Regulatory Authority approvals of any promotional materials, label, labeling, package inserts or outserts, monographs and packaging, in each case, to the extent required by the Applicable Law of the People’s Republic of China. 13.4 Regulatory Notices. 13.4.1 Notice. Each Party or its respective representative shall provide the other Party with notice, in a sufficiently timely basis but in any event within one (1) Business Day of receipt, to enable the other Party to comply in all material respects with Applicable Law, of notification or other information which it receives (directly or indirectly) from, any Regulatory Authority (and providing, as soon as reasonably possible, copies of any associated written requests) that: (a) raises any material concerns regarding the safety or efficacy of the Product; (b) indicates or suggests a Third Party Claim arising in connection with the Product; or (c) is reasonably likely to lead to a Recall, market withdrawal or field correction of, field alert report or comparable report with respect to the Product. Information that shall be disclosed pursuant to this Section 13.4 shall include, but not be limited to: 13.4.1.1 inspections by a Regulatory Authority of manufacturing, distribution or other related facilities concerning the Product; 13.4.1.2 inquiries by a Regulatory Authority concerning clinical investigation activities (including, without limitation, inquiries regarding investigators, clinical monitoring organizations and other related Parties) with respect to the Product; 13.4.1.3 any communication from a Regulatory Authority involving the manufacture, sale, promotion or distribution of the Product, or any other Regulatory Authority reviews or inquiries relating to any event set forth in Section 13.4.1(c); 13.4.1.4 any receipt of a warning letter from a Regulatory Authority relating to the Product; 13.4.1.5 any initiation of any Regulatory Authority investigation, detention, seizure, or injunction concerning the Product; and 13.4.1.6 any other regulatory action (e.g., proposed labeling or other registrational dossier changes and Recalls) which would affect the Product. 13.5 Recalls or Other Corrective Action. 13.5.1 Notice of Action. Aquestive shall maintain traceability records in accordance with applicable governmental rules, necessary to permit a recall, field correction or

BUSINESS.29027546.1 42 other notification to the field, of any Product. Aquestive agrees to notify Haisco promptly if Aquestive discovers any issue that it reasonably believes could lead to a recall of a Product. Haisco shall have the exclusive right to institute a recall, market withdrawal, field correction or field report of a Product and shall be responsible for managing the recall and communications with customers and Regulatory Authorities. As soon as reasonably possible, Haisco shall notify Aquestive of any actions to be taken by Haisco or its Affiliates, subcontractors or agents with respect to any recall or market withdrawal or field correction, field alert report or comparable report or any matter which is suspected or likely to be the subject of a complaint which may require a recall, market correction or similar action relating to the Product in the Territory (a “Recall”) prior to any such action so as to permit Aquestive a reasonable opportunity to consult with Haisco with respect thereto. Haisco agrees to consider Aquestive’s consultation in good faith; provided, however, that, nothing in this Section 13.5 is intended to limit Haisco’s ability to recall, withdraw or take any other corrective action relating to the Product. At Haisco’s reasonable written request (except as set forth in this Section 13.5), Aquestive shall provide reasonable assistance to Haisco in conducting such Recall. The cost of any Recall, including, the costs of notifying customers and the costs associated with the shipment of the Product from customers and all reasonable credits extended to customers as a result thereof, and the costs of replacing the Product (“Recall Expenses”), occasioned or required as part of a general Recall of the products of a Party, shall be borne as provided in the following sentences: Any Recall Expenses caused by Aquestive or the failure of Aquestive to Supply the Product conforming to the Specifications or applicable Regulatory Approvals or other breach of this Agreement by Aquestive, as determined by a Regulatory Authority or as mutually agreed, shall be borne by Aquestive. Any Recall Expenses caused by Haisco or the failure of Haisco to Commercialize the Product conforming to the applicable Regulatory Approvals or other breach of this Agreement by Haisco, as determined by a Regulatory Authority or as mutually agreed, shall be borne by Haisco. In the event that there is no determination by a Regulatory Authority or the parties dispute which Party that is the cause of a Recall, either Party may send a notice of objection regarding such Recall (the “Recall Objection Notice”). The Parties agree to attempt to resolve such dispute within thirty (30) days after receipt of such notice. If Haisco and Aquestive fail within thirty (30) days after delivery of the Recall Objection Notice to agree as to the Party that is the cause of such Recall, the issue, and as applicable, any representative samples of the Product, shall be submitted to a mutually and reasonably acceptable independent Third Party laboratory of national reputation, or consultant (if not a laboratory analysis issue) for analysis or review. The results of such evaluation shall be binding upon the Parties. The Party that is determined to have been the cause of such Recall shall pay one hundred percent (100%) of the Recall Expenses including the cost of any such evaluation, or, if it is determined that both Parties are partially at fault, then the Parties shall share in the Recall Expenses in proportion to each Party’s fault. If the fees of the independent laboratory or consultant are due in advance, Haisco and Aquestive shall each pay fifty percent (50%) of such fees; provided, however, that promptly after the independent Third Party laboratory or consultant completes its evaluation, the Party that was the cause of the Recall shall reimburse the other Party for its fifty percent (50%) share of such fees (or if found proportionately at fault, for such Party’s proportion of such fees). If the results of such evaluation are inconclusive, Haisco and Aquestive shall each pay fifty percent (50%) of the direct, out-of-pocket Recall Expenses relating to such Recall including the cost of any such evaluation and destruction of any recalled Product.

BUSINESS.29027546.1 43 13.5.2 Recall Information Received. Each Party shall, as soon as reasonably practicable, notify the other Party of any Recall, market withdrawal or field correction of, field alert report or comparable report or complaint with respect to the Product and supply all information received by it relating thereto in sufficient detail to allow the Parties to comply with Applicable Law. 14. INTELLECTUAL PROPERTY 14.1 Ownership of IP. 14.1.1 Existing Intellectual Property. Each Party will own all right, title and interest in and to such Intellectual Property Controlled by such Party or its Affiliates or created by such Party or its Affiliates prior to the Effective Date or independently of this Agreement. 14.1.2 Improvements. As between Aquestive and its Affiliates, on the one hand, and Haisco and its Affiliates and sublicensees, on the other hand, any Intellectual Property conceived, reduced to practice or otherwise developed after the Effective Date in the performance of this Agreement (“New IP”) that is conceived, reduced to practice or otherwise developed solely by Aquestive or its Affiliates or their respective employees or Third Party contractors during the Term shall be owned by Aquestive (“Aquestive New IP”);. Any New IP other than Aquestive IP, Aquestive New IP or Joint New IP (as defined below) that is conceived, reduced to practice or otherwise developed solely by Haisco or its Affiliates or their respective employees or Third Party contractors during the Term shall be owned by Haisco (“Haisco New IP”). 14.1.3 Joint Intellectual Property. The Parties will jointly own all New IP, excluding any Aquestive New IP, (i) made jointly by at least one representative of each Party or (ii) conceived, reduced to practice or otherwise developed by Haisco or its Affiliates or their respective employees or Third Party contractors or jointly with Aquestive or its Affiliates or their respective employees or Third Party contractors during the Term that has applicability to the Product or that otherwise relies upon, incorporates, improves upon or otherwise requires the Aquestive IP or Aquestive New IP (collectively, “Joint New IP”). All patents claiming patentable Joint New IP will be referred to herein as “Joint Patents.” Except to the extent either Party is restricted by licenses granted to the other Party under this Agreement, either Party will be entitled to practice, grant licenses to, assign and exploit the Joint New IP and Joint Patents without the duty of seeking consent from the other Party. 14.1.4 For the avoidance of doubt, Aquestive New IP and the rights and interests of Aquestive under the Joint New IP shall be included in Aquestive IP and licensed to Haisco pursuant to this Agreement. 14.1.5 Haisco hereby grants to Aquestive (i) a perpetual, non-revocable, exclusive (even as to Haisco, its Affiliates and sublicensees), royalty-free license, with the right to grant sublicenses, under Joint New IP to Develop, Manufacture, and Commercialize Products outside the Territory or inside the Territory outside the Field, and (ii) a non-exclusive license and right of reference, with the right to grant sublicenses and further right of reference, to use the Regulatory Documentation Controlled by Haisco to Develop, Manufacture, or Commercialize

BUSINESS.29027546.1 44 the Licensed Products outside the Territory or inside the Territory outside the Field. From and after the expiration or earlier termination of this Agreement, the foregoing license shall include the Field. 14.1.6 Haisco hereby grants to Aquestive during the Term (i) a non-revocable, exclusive (even as to Haisco, its Affiliates and sublicensees), royalty-free license, with the right to grant sublicenses, Haisco New IP to Develop, Manufacture, and Commercialize Products in the Territory in the Field. 14.2 Patent Prosecution and Maintenance. 14.2.1 Subject to Section 14.2.1, Aquestive shall be responsible for the preparation, filing, prosecution and maintenance of the Aquestive Patents having claims which cover the Product (herein after referred to as the “Patent Actions”). The cost of such preparation, filing, prosecution and maintenance of the Aquestive Patents, shall be borne by Aquestive. Haisco shall be responsible for the preparation, filing, prosecution and maintenance of all patents and patent applications included in Haisco New IP (“Haisco Patents”). The cost of such preparation, filing, prosecution and maintenance of the Haisco Patents, shall be borne by Haisco. 14.2.2 In the event that Aquestive determines to abandon or cease prosecution of any Aquestive Patent (an “Abandoned Patent”), Aquestive will provide Haisco written notice thereof at least thirty (30) days before the applicable deadline (“Notice to Abandon”) and provide to Haisco information it reasonably requests relating to such Aquestive Patent. In such case, upon Haisco’s written election provided no later than thirty (30) days after such notice from Aquestive (“Step-In Notice”), Haisco shall have the right to assume the Patent Actions with respect to such Aquestive Patent at Haisco’s expense (“Step In Rights”). If Haisco does not provide such Step-In Notice within thirty (30) days after receipt of a Notice to Abandon, Aquestive may, in its sole discretion, continue the Patent Actions with respect to such Aquestive Patent or discontinue the Patent Actions with respect to such Aquestive Patent. 14.2.3 If either Party decides to file a Joint Patent, such Party will notify the other Party of such determination and within fourteen (14) days of such notification, the Parties will discuss in good faith the joint preparation, filing, prosecution and maintenance of all patents and patent applications within the Joint Patents. 14.2.4 The Parties shall cooperate at the requesting Party’s expense, with respect to the preparation, filing, prosecution and maintenance of any patents claiming New IP and in the obtaining and maintenance of any extensions, supplementary protection certificates and the like with respect to any patents claiming New IP. Such cooperation includes promptly informing the other Party of any matters coming to such Party’s attention that may affect the any associated Patent Actions. 14.3 Patent Term Extensions in the Territory. The patent counsel of each Party will discuss and recommend for which, if any, of the Aquestive Patents and Joint Patents in the Territory the Parties should seek any term extensions, supplementary protection certificates, and equivalents thereof offering patent protection beyond the initial term with respect to any issued

BUSINESS.29027546.1 45 patents (“Patent Term Extensions”) licensed to Haisco hereunder in the Territory. To the extent the Parties agree to apply for any such Patent Term Extensions in the Territory; Aquestive will cooperate fully with Haisco, at Haisco’s expense, in making such filings or taking any related actions, for example and without limitation, making available all required regulatory data and information and executing any required authorizations to apply for such Patent Term Extensions. 14.4 IP Enforcement Against Third Parties. 14.4.1 Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of any Joint Patent (a “Competitive Infringement”) and any Aquestive Patent resulting from the making, using, selling, offering for sale, or importing of any product in or for the Territory, of which they become aware. 14.4.2 In each such instance of Competitive Infringement Aquestive shall have the right, but not the obligation, in its own name and under its own direction and control, to institute litigation against such alleged or threatened Competitive Infringement at Aquestive’s cost and expense. If Aquestive does not, within ninety (90) days after its receipt or delivery of notice under Section 14.4.1, commence a suit to enforce the applicable patent, take other action to terminate such Competitive Infringement or initiate a defense against such Competitive Infringement, then: (i) Haisco will have the right, but not the obligation, to commence such a suit or take such an action or defend against such Competitive Infringement in the Territory at Haisco’s cost and expense, to be represented in any such suit by counsel of its own choice and (ii) if Haisco exercises its right under the foregoing clause (i), Aquestive will take all reasonable and appropriate actions in order to permit Haisco to commence a suit or take the actions with respect to the Competitive Infringement. Neither Party will enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 14.4 without the other Party’s prior written consent, which consent will not be unreasonably withheld or delayed, unless the settlement includes any express or implied admission of liability or wrongdoing on either Party’s part, in which case the right to grant or deny consent is absolute and at its sole discretion. 14.4.3 Each Party shall reasonably assist the Party enforcing any such rights under this Section 14.4 in any such action or proceeding if so requested by the enforcing Party, and will be named in or join such action or proceeding if requested by the enforcing Party, and will reasonably cooperate with the enforcing Party in such participation (including providing copies of all prior claim construction submissions and supporting documents subject to confidentiality provisions as required); provided, that if Aquestive is the enforcing Party, the reasonable, out-of-pocket costs and expenses of Haisco in connection therewith, including any Aquestive-approved investigation and analysis thereof, is to be reimbursed to Haisco on an as- incurred basis. The enforcing Party shall keep such other Party and/or its designated legal counsel reasonably informed as to the progress in connection with the foregoing Competitive Infringement, and will reasonably consider the other Party’s comments on any such efforts. 14.4.4 If the enforcing Party recovers monetary damages in such claim, suit or action, such recovery will be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts will be allocated as follows: (a) if Haisco is the

BUSINESS.29027546.1 46 enforcing or defending Party, the remaining amounts will be retained by Haisco, however, Haisco will calculate Net Sales under this Agreement based on the remaining amounts attributed to lost sales as if Haisco had made the infringing sales directly, and will pay to Aquestive the License Royalty owed by Haisco to Aquestive pursuant to Section 8.5; and (b) if Aquestive is the enforcing or defending Party, the remaining amounts will be retained by Aquestive. 14.5 Action by Third Party. In the event that any Third Party initiates a declaratory judgment action alleging the noninfringement, invalidity or unenforceability of the Aquestive Patents, or if any Third Party brings an infringement action against Haisco or its Affiliates or sublicensees because of the exercise of the rights granted to Haisco under this Agreement with respect to the Aquestive Patents, and Aquestive or Haisco has not commenced any action to enforce Aquestive Patents against such Third Party under the terms of Section 14.4 above, each Party will give prompt notice to the other Party of any such action. Aquestive shall have the right and the obligation, to take any necessary actions (including the filing of pleadings required by the Applicable Law or any local rules of court) and defend against such action under its own control and at its own expense. If Aquestive fails to defend such action, Haisco will have the right, but not the obligation to defend against such action under its own control and at Aquestive’s cost and expense. Neither Party will enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 14.5 without the other Party’s prior written consent, which consent will not be unreasonably withheld or delayed, unless the settlement includes any express or implied admission of liability or wrongdoing on either Party’s part, in which case the right to grant or deny consent is absolute and at its sole discretion. Notwithstanding the above, if Aquestive or Haisco has commenced any action to enforce Aquestive Patents against such Third Party under the terms of Section 14.4 above, then the terms of Section 14.4 will supersede the terms of this Section 14.5. 14.6 As between the Parties, Haisco will have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity allegedly infringing any Haisco New IP (including the Haisco New Patents) and to defend against any declaratory judgment action against any Haisco New IP (including the Haisco New Patents). 14.7 Ownership of Haisco Housemarks; Termination of Right to Use. 14.7.1 Haisco shall own all right, title, and interest in the Haisco Housemarks in all forms of use or display in which they may appear, and any goodwill associated therewith. Notwithstanding any provision of this Agreement, Aquestive agrees that it shall not, by virtue of this Agreement, acquire any right, title, and interest in or to the Haisco Housemarks or any goodwill associated therewith. 14.7.2 Upon and following the termination of this Agreement, except in connection with any Supply of Product to Haisco after termination or expiration of this Agreement, Aquestive shall not use the Haisco Housemarks or any other name or mark of Haisco. 14.8 Ownership of Aquestive Housemarks; Termination of Right to Use.

BUSINESS.29027546.1 47 14.8.1 Aquestive shall own all right, title, and interest in the Aquestive Housemarks in all forms of use or display in which they may appear, and any goodwill associated therewith. Notwithstanding any provision of this Agreement, Haisco agrees that it shall not, by virtue of this Agreement, acquire any right, title, and interest in or to the Aquestive Housemarks or any goodwill associated therewith. 14.8.2 Upon and following the termination of this Agreement, except in connection with any Supply of Product to Haisco after termination or expiration of this Agreement, Haisco shall not use the Aquestive Housemarks or any other name or mark of Aquestive. 15. MISCELLANEOUS 15.1 Independent Contractor. Neither Aquestive nor Haisco, together in each case with their respective employees and representatives, are under any circumstances to be considered as employees, partners, joint venturers, agents, or representatives of the other by virtue of this Agreement, and neither shall have the authority or power to bind the other or contract in the other’s name. 15.2 Registration and Filing of this Agreement. To the extent, if any, that either Party concludes in good faith that it or is required to file or register this Agreement or a notification thereof with any Regulatory Authority including, without limitation, the U.S. Securities and Exchange Commission or the U.S. Federal Trade Commission, in accordance with Applicable Law, such Party shall (a) inform the other Party thereof, (b) provide copies of the proposed disclosure to the other Party reasonably in advance of such filing or other disclosure under the circumstances, (c) promptly notify the other Party in writing of such requirement and any respective timing constraints, and (d) give the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon and request confidential treatment for such disclosure; provided, that, the other Party shall promptly review and provide comments regarding the proposed disclosure and the disclosing Party will in good faith consider incorporating such comments. 15.3 Notices. All notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing in the English language, and shall be deemed to have been duly given: (a) when personally received by the intended recipient; (b) when delivered by messenger or internationally recognized delivery service (with confirmation of receipt); (c) when delivered via e-mail or facsimile (and promptly confirmed by mail); or (d) five (5) Business Days after having been mailed by first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address indicated below, or to any other address or addressee as any Party may in the future specify by notice to the other Party (with notice of change of address or addressee not being valid until actually received):

BUSINESS.29027546.1 48 If to Haisco: Haisco Pharmaceutical Group Co., Ltd. No. 136 Baili Road CNSTP Wenjiang District, Chengdu Sichuan Province 611130 People’s Republic of China Attention: ZHOU Feng With a copy to: Katten Muchin Rosenman LLP Shanghai Office Unit 4906 Wheelock Square, 1717 W. Nanjing Rd. Shanghai, 200040 People’s Republic of China Attention: XUE Feng If to Aquestive: Aquestive Therapeutics, Inc. 30 Technology Drive Warren, New Jersey 07059 Attn: Daniel Barber, Senior Vice President, Chief Operating Officer With a copy to: Aquestive Therapeutics, Inc. 30 Technology Drive Warren, New Jersey 07059 Attention: Lori J. Braender, General Counsel 15.4 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly set forth in this Agreement, neither Aquestive nor Haisco may assign any of its rights or delegate any of its liabilities or obligations hereunder without the prior written consent of the other Party; provided, however, that, without the prior written consent of the other Party: (a) either Party may assign this Agreement to any purchaser of all or substantially all of its assets or equity or business to which this Agreement relates or in connection with a merger of the Party and (b) either Party may assign this Agreement and/or its rights and obligations under this Agreement to any of its Affiliates. Without the prior written consent of Haisco, Aquestive may not assign any of its rights to receive payments of royalty fees or any other amounts due under this Agreement to any of its Affiliates or any Third Party; for the avoidance of doubt, Aquestive remains obligated to Haisco for the performance of all of Aquestive’s obligations under this Agreement. The assignment of only a part of a Party’s rights under this Agreement in accordance with this Section 15.4 shall not in any way create a contractual or business relationship and no privity of contract or otherwise shall exist between the non-assigning Party and the Third Party being assigned such rights and such Third Party shall not have any third- party beneficiary rights in this Agreement. No assignment hereunder shall relieve the assigning Party of its responsibilities or obligations hereunder; provided, further that (i) any assignee shall agree in writing to be bound by all of the obligations of the assigning Party hereunder and (ii) upon the non-assigning Party’s request, the assigning Party shall make such introductions to

BUSINESS.29027546.1 49 assignee’s management as may be necessary to ensure efficient transition of the Agreement to the assignee or successor. Any purported assignment or transfer in violation of this Section 15.4 shall be void ab initio and of no force or effect. This Agreement shall be binding upon and, subject to the terms of the foregoing sentence, inure to the benefit of the Parties, their permitted successors, legal representatives and assigns. 15.5 No Implied Waivers; Rights Cumulative. No failure on the part of Aquestive or Haisco to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. 15.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such invalid or unenforceable provision. 15.7 Force Majeure. Neither Party shall be liable for delay in delivery or nonperformance (except for any obligation for the payment of money), in whole or in part, nor shall the other Party have the right to terminate this Agreement except as otherwise specifically provided in this Section 15.7, to the extent that such delay in delivery or nonperformance is caused by any of the following events that are reasonably beyond the control of such Party and without the fault or negligence of such Party: fires, floods, embargoes, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any Regulatory Authority, change in law, regulation or policy promulgated by any Regulatory Authority (a “Force Majeure”); provided, however, that the Party affected by such a condition shall, as soon as it becomes aware of same (but in any event within ten (10) days of its occurrence), give written notice to the other Party stating the nature of the condition, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the nonperforming Party shall use its Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for a period of ninety (90) consecutive calendar days after the date of the occurrence, and such failure to perform would constitute a material breach of this Agreement in the absence of such force majeure event, the non-affected Party may terminate this Agreement immediately by written notice to the other Party. 15.8 Amendment. This Agreement may not be amended, and no provision hereof may be modified or waived, except by an instrument in writing duly executed by each of the Parties hereto.

BUSINESS.29027546.1 50 15.9 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or ruling of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document. 15.10 Publicity. The Parties acknowledge that each of Haisco and Aquestive intends to issue press releases and other public statement disclosing the existence of or relating to this Agreement, and each agrees to provide the other Party a copy of such release and statement and to obtain the express written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that neither Party shall be prevented from complying with any duty of disclosure it may have pursuant to Applicable Law, including securities laws applicable to a public company. During the Term, Aquestive will have the right to display the Haisco logo on the partnership page of its corporate website, and Haisco will have the right to display the Aquestive logo on its corporate website. 15.11 Expenses. Except as expressly set forth herein, each Party shall bear all fees and expenses incurred by such Party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including attorneys’, accountants’ and other professional fees and expenses. 15.12 Governing Law; Dispute Resolution. 15.12.1 This Agreement shall be governed by and construed in accordance with the laws of the state of New York, United States without regarding to its conflict of laws principles. The Parties expressly exclude application of the United Nations Convention for the International Sale of Goods. 15.12.2 In the event of any dispute, claim, or controversy between the Parties under this Agreement, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within ten (10) days, either Party may refer the matter to the Parties’ Executive Officers for attempted resolution. Each Party shall designate an “Executive Officer” of its company as the designee in the event of any dispute that has not been resolved in accordance with this Section 15.12.2. The Executive Officer shall be the President of the respective Party or his or her designee. The Executive Officers of the Parties will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following such referral. 15.12.3 If the Executive Officers cannot reach consensus on a given matter within thirty (30) days, then, such dispute, controversy, or claim that is not an “Excluded Claim” shall be resolved by binding arbitration by the International Court of Arbitration of the International Chamber of Commerce (“ICC”) in accordance with the rules of the ICC as in force on the date on which the request for arbitration is filed (“ICC Rules”). The place of arbitration shall be Los Angeles, California, United States. Such arbitration shall be conducted by a sole arbitrator mutually selected by written agreement of the Parties. In the event that the Parties are

BUSINESS.29027546.1 51 not able to mutually select the sole arbitrator, the arbitration shall be conducted by a panel of three arbitrators, consisting of one arbitrator to be selected by the Party referring such matter to arbitration and one arbitrator to be selected by the other Party, and the third to be selected jointly by the two arbitrators selected by the Parties in accordance with the ICC Rules. The arbitration shall be conducted in English. 15.12.4 It is the intention of the Parties that discovery procedures, although permitted as described herein, will be limited except in exceptional circumstances. The arbitrator(s) will permit such limited discovery procedures necessary for an understanding of any legitimate issue raised in the arbitration, including the production of documents. No later than thirty (30) days after selection of the arbitrator(s), the Parties and their representatives shall hold a preliminary meeting with the arbitrator(s), to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration will be concluded within six (6) months from such meeting. Failing any such mutual agreement, the arbitrator(s) will design and the Parties shall follow procedures to such effect. The arbitrator(s) will, in rendering its decision, apply the governing law of the state of New York, United States without giving effect to any rules or laws relating to arbitration. Any award rendered by the arbitrator(s) will be final and binding, and judgment may be entered upon it in any court of competent jurisdiction. 15.12.5 Either Party may apply to the arbitrator(s) for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrator(s) shall have no authority to award punitive or any other non-compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ and any administrative fees of arbitration. 15.12.6 Except to the extent necessary to confirm or enforce an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations. 15.12.7 Notwithstanding anything to the contrary contained in this Agreement, each of the Parties shall have the right to bring an action or claim for interim measures, including specific performance or injunctive relief, in order to preserve its rights or enforce the obligations of the other Party under this Agreement, in any court of competent jurisdiction or having jurisdiction over any of the Parties or their respective assets, without the need to first submit such matter to arbitration under this Section 15.12. 15.12.8 As used in this Section 15.12, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (i) the inventorship, validity, enforceability or infringement of a patent, trademark or copyright; or (ii) any antitrust, anti-monopoly, anti- corruption or competition law or regulation, whether or not statutory.

BUSINESS.29027546.1 52 15.13 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, between the Parties. 15.14 Third Party Beneficiaries. None of the provisions of this Agreement, express or implied, is intended to be or shall be for the benefit of or enforceable by any Person (including, without limitation, any creditor of either Party hereto) other than Haisco and Aquestive and their respective successors and permitted assigns. No such Person shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability, or obligation (or otherwise) against either Party. 15.15 Interpretation and Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided in this Agreement, the word “including” does not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Unless otherwise expressly provided in this Agreement, the terms “shall have responsibility for”, “shall be responsible for” or the like, shall be deemed to be followed by “and shall be obligated to duly carry out such responsibility.” 15.16 Controlling Language. This Agreement and the Schedules hereto are prepared and executed in the English language only, which language shall control and prevail in all respects. The English language shall be used in the interpretation and performance of this Agreement. Any translations of this Agreement into any other language are for reference only and shall have no legal or other effect. Any notice which is required or permitted to be given by one Party to the other under this Agreement shall be in the English language and shall be in writing. All other correspondence and documentation required to be delivered to a Party under this Agreement, arising out of or connected with this Agreement, and any related purchase order(s) shall be in the English language; provided that if a document to be delivered under this Agreement is in a language other than English in its original form, it shall be delivered in its original language; at Aquestive’s written request, Haisco will provide Aquestive with a copy of English translation of such document the cost of which shall be borne by Aquestive. All proceedings related to this Agreement shall be conducted in the English language. 15.17 Counterparts; Signatures. This Agreement may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile or e-mail transmission shall be deemed to be original signatures.

BUSINESS.29027546.1 IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date. AQUESTIVE THERAPEUTICS, INC. By: /s/ Keith J. Kendall Name: Keith J. Kendall Title: President and Chief Executive Officer HAISCO PHARMACEUTICAL GROUP, LTD. By: /s/ Junming Wang Name: Junming Wang Title: Chairman